Master Loan Agreement

Borrower(s):	GPI TX-G, Inc. GPI TX-GII, Inc. GPI TX-GIII, Inc.	Lender:	GM Financial Commercial Lending Services 220 East Las Colinas Boulevard, Suite 500 Irving, TX 75039
		Date:	December 8, 2023

This Master Loan Agreement is intended to create a discretionary credit facility under which Borrower may request loans from Lender and Lender may, in its discretion, make loans to Borrower, from time to time, and which is flexible, in that it allows Lender to modify the terms of the credit facility by following the procedures set forth herein and allows additional affiliated borrowers to be added to the credit facility by following the procedures set forth herein.
Lender, each Borrower and each Guarantor unconditionally agree as follows:

1.DEFINITIONS

As used in this Agreement, the following terms shall have the meanings stated below:
1.1."Advance" means each disbursement of funds under this Agreement.
1.2."Adjustment Intervals" means the intervals on which the Variable Interest Rates are adjusted as determined by Lender, from time to time, in its discretion, based on fluctuations in the Variable Rate Index.
1.3."Affiliate" means, with respect to any particular person or entity, any other person or entity which, directly or indirectly, controls, is controlled by, is under common control, or shares some common ownership with such particular person or entity.
1.4."Agreement" means this Master Loan Agreement, as it may be amended, modified or supplemented from time to time, in writing, the Operative Schedule 1, and all addenda, exhibits, schedules and Change Notices thereto.
1.5."Amount Financed" means the principal amount of each Advance to finance the purchase or acquisition of items of Borrower's Financed Inventory, Financed Equipment, or other property, or the principal amount of each Advance to finance items of Inventory, Equipment or other property owned by Borrower at the time of the Advance.
1.6."Borrower" refers to each and every person or entity obtaining Loans pursuant to this Agreement, including the person and/or entity first named above, and all additional Borrowers that may now or in the future agree to be subject to this Agreement, or that may sign the signature page of this Agreement, or that may sign one or more addenda to this Agreement. The term "Borrower" also means any other person or entity that may agree to grant Lender a continuing security interest in its collateral to secure Borrower's present or future Loans and Obligations, and (a) that may sign the signature page of this Agreement, or (b) that may sign one or more addenda to this Agreement.
1.7."Business Day" means a day other than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed.
1.8."Calendar Month" means the period from a certain day of one month to the corresponding day of the next month (e.g., January 15 to February 15) or, if such a day does not exist, to the first day of the following month (e.g., January 30 to March 1).
1.9."Change Notice" means any written notice sent or provided to Borrower by Lender, advising Borrower of a change in, or establishment of, one or more of the terms and conditions of this Agreement and/or any Related Document, including: the Margin, Adjustment Intervals, Variable Rate Index, advance repayment rules, Payment Due Dates, Late Charge Dates, Curtailment Schedule, Maximum Amounts, Minimum Advance, Minimum Balance, Insurance Requirements, Financial Requirements, Charges and other terms or conditions. Change Notices may take the form of a revision or replacement to the Operative Schedule 1, GM Financial bulletin, monthly statement of account, or other form of written notice.
1.10."Charges" means service charges, inventory audit fees, flat fee charges, late charges, insurance premium charges, insurance charges, auction fees, insufficient funds charges, other costs incurred by Lender, Legal Costs, and other fees, in each case, established by Lender from time to time for Borrower.
1.11."Code" means the Uniform Commercial Code, as enacted in the state where the respective Borrower has its principal place of business, as amended and replaced from time to time.
1.12."Collateral" means all assets of Borrower, including the following described present and future property and rights of Borrower: (a) all Inventory, including all new and used motor vehicles, chassis, parts and accessory Inventory, all Inventory on order but not yet delivered to Borrower, and all consigned goods, and, in each case, all additions, substitutions, replacements, accessories, attachments and accessions; (b) all Equipment, including all furniture, trade fixtures, fixtures, machinery, tools, special tools, and, in each case, all additions, substitutions, replacements, accessories, attachments and accessions; (c) all accounts, contract rights, tangible chattel paper, electronic chattel paper, instruments, documents, promissory notes, and supporting obligations, all rights to receive payment, credits, and other compensation (including all holdbacks, incentive payments, stock rebates, allowances, factory open accounts of Borrower and factory receivables/factory credits) from any manufacturer, franchisor, distributor, or supplier of Inventory or Equipment, or from any of their Affiliates, all payments and credits that Lender may owe to Borrower, all funds of Borrower that Lender may have or retain in its possession, and all payments and credits that any purchaser of chattel paper may owe Borrower, whether in the form of cash collateral, reserve, contingency, escrow accounts, or otherwise; (d) cash collateral, deposit accounts and other accounts with banks and other financial institutions, cash and cash equivalents; (e) all general intangibles, payment intangibles, franchise rights, sales and service agreement rights, licenses, books, records, files, computer disks and software involving or emanating from Borrower's business or assets; and (f) all products and proceeds (to the fullest extent defined and described in the Code) of clauses (a) through (e) above, including proceeds of proceeds, goods received in trade, claims and tort recoveries, insurance proceeds, refunds of insurance premiums, proceeds derived from Borrower's sale or assignment of chattel paper and electronic chattel paper, and all cash and other funds held in all deposit accounts in which proceeds may be deposited. The definitions of proceeds and the types of Collateral described in this section are intended to change, expand and contract as the definitions and descriptions of proceeds and such types of Collateral that are set forth in the Code change, expand or contract.
1.13."Curtailment Schedule" means a schedule, as established by Lender from time to time, for payment by Borrower of principal reduction payments, or repayment in full of Advances, with respect to items of Financed Inventory or Financed Equipment that are not Sold within periods of time specified by Lender.
1.14."Demonstrator Vehicle" means any and all motor vehicles designated pursuant to this Agreement as Demonstrator Vehicles.
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1.15."Disposition Date" means the earlier of the date of delivery of an item of Financed Inventory or Financed Equipment to a purchaser, lessee, another dealer or a wholesaler, or the date of the contract, lease or other agreement for disposition.
1.16."Down Payment" means a payment that a buyer or lessee pays or agrees to pay to Borrower in cash or money's worth at or prior to delivery to the buyer or lessee of the motor vehicle described in a retail contract or lease.
1.17."Equipment" has the meaning provided in the Code, and includes both Financed Equipment and other non-financed Equipment.
1.18."Event of Default" means each and every event of default listed in this Agreement and in each Related Document.
1.19."Facility Improvement Line of Credit" means one or more line of credit loans that Lender may grant to Borrower for the purpose of improving Borrower's business premises, pursuant to this Agreement.
1.20."Financed Equipment" means Borrower's new and used Equipment, the purchase of which is financed in whole or in part with an Advance made pursuant to this Agreement, or which is owned by Borrower at the time of the Advance and is the subject of an Advance made pursuant to this Agreement.
1.21."Financed Inventory" means Borrower's new and used Inventory, the purchase of which is financed in whole or in part with an Advance made pursuant to this Agreement, or which is owned by Borrower at the time of the Advance and is the subject of an Advance made pursuant to this Agreement.
1.22."Financial Requirements" means the financial requirements established by Lender from time to time.
1.23."Guarantor" means each and every person and entity guaranteeing payment of any Obligation in favor of Lender. If there is more than one Borrower under this Agreement, each Borrower is a Guarantor of each other Borrower's Obligations.
1.24."Inventory" has the meaning provided in the Code, and includes both Financed Inventory and other non-financed Inventory.
1.25."Late Charge Dates" means the dates set by Lender, in its discretion, upon which Lender may assess a late charge on unpaid amounts due from Borrower to Lender, as set forth in the Operative Schedule 1.
1.26."Late Charge Amounts" means the amount of late charges set by Lender, in its discretion, which Lender may assess on unpaid amounts due from Borrower to Lender, as set forth in the Operative Schedule 1.
1.27."Legal Costs" means Lender's reasonable attorneys' fees, expenses, costs, including court costs and any sheriff/marshal fees and commissions, and other related disbursements incurred in connection with or arising out of the modification, enforcement, or collection of Borrower's Loans or Obligations under this Agreement or any Related Document.
1.28."Lender" means AmeriCredit Financial Services, Inc., doing business as GM Financial and its successors and assigns. Lender may be referred to herein as "GM Financial."
1.29."Line of Credit" means one or more line of credit loans that Lender may make to Borrower, pursuant to this Agreement.
1.30."Loan" means each and every Advance, extension of credit, and other credit accommodation that Lender may extend to Borrower, or to others on Borrower's behalf, including Advances for Inventory or Equipment, Term Loans, Line of Credit loans, Revolving Line of Credit loans, Facility Improvement Lines of Credit and other loans made subject to this Agreement.
1.31."Margin" means the number of basis points chosen by Lender, in its discretion, which are applied to the Variable Rate Index to determine the Variable Interest Rate applicable to a particular Advance, Loan or Obligation.
1.32."Maximum Amounts" means the upper limitation, as determined by Lender in its discretion, on the amounts of the Loans. The Maximum Amounts may be: in the aggregate; by loan type; by vehicle type (such as new or used); by brand; by use (such as Demonstrator Vehicle or Service Loaner Vehicle); or otherwise, or any combination thereof. The Maximum Amounts are set forth in the Operative Schedule 1.
1.33."Minimum Advance" means the minimum amount that Borrower may request as an Advance in connection with any item of Financed Inventory, as set forth in the Operative Schedule 1.
1.34."Minimum Balance" means the minimum unpaid principal balance permitted at any one time in connection with any item of Financed Inventory, as set forth in the Operative Schedule 1.
1.35."New Motor Vehicle Franchisor" means any entity which is a party to a motor vehicle sales and service agreement or other new motor vehicle franchise agreement with Borrower. The terms "manufacturer," "distributor" or "supplier" include New Motor Vehicle Franchisor.
1.36."Note" means one or more promissory notes executed by Borrower in favor of Lender to evidence certain Loans made subject to this Agreement.
1.37."Obligation" means each and every present and future Loan, and all other present and future indebtedness, obligations and liabilities that Borrower may incur in favor of Lender, whether direct or indirect, absolute or contingent, liquidated or unliquidated, due or to become due, of every nature and kind, including principal, interest, Charges, and all other indebtedness and obligations for which Borrower and each Guarantor may be responsible under this Agreement and under each Related Document, or any other agreement with Lender, or which is otherwise owed to Lender, including all obligations or indebtedness arising from or in the form of purchases from Borrower of payment intangibles, accounts, chattel paper, electronic chattel paper, instruments, promissory notes, documents, general intangibles, and similar payment obligations.
1.38."Operating Account" means Borrower's designated deposit account into which Borrower deposits proceeds of Financed Inventory and Financed Equipment and proceeds of other Collateral.
1.39."Operative Schedule 1" means the Master Loan Agreement - Schedule 1 then in effect.
1.40."Ordinary Course of Business" has the meaning provided in the Code, and is further limited to Sales of Inventory to individuals or entities at retail. Sales at wholesale, Sales for less than fair market value or the unpaid Advance in connection with an item of Financed Inventory or Financed Equipment, or Sales which are part of a plan to quickly liquidate a substantial portion of Borrower's Inventory, or Sales which do not occur during normal business hours, are not Sales in the Ordinary Course of Business. Lender shall retain its liens on Financed Inventory and Financed Equipment Sold outside the Ordinary Course of Business until Borrower pays Lender the amount of the unpaid Advance in connection with an item of Financed Inventory or Equipment.
1.41."Payment Due Dates" means the dates upon which payments are due from Borrower to Lender as set forth in the Operative Schedule 1.
1.42."Related Document" means each and every additional note, agreement, addendum, Change Notice, schedule, guaranty, mortgage, deed of trust, security agreement, financing statement, and other instruments and documents in any way relating to any Loan or Obligation, or relating to any other relationship between Borrower or any Guarantor, on the one hand, and Lender, on the other hand.
1.43."Revolving Line of Credit" means one or more revolving line of credit loans that Lender may make to Borrower, pursuant to this Agreement.
1.44."Sale" or "Sold" means disposition of Collateral by Borrower, including sale, lease, or other disposition.
1.45."Service Loaner Vehicle" means any and all motor vehicles designated pursuant to this Agreement as vehicles that Borrower will provide to its customers, for use as temporary replacement vehicles when they leave their vehicles with Borrower, its Affiliate, or Borrower's subcontractor for service or repair of their vehicle.
1.46."Term Loan" means one or more term loans that Lender may make to Borrower, pursuant to this Agreement.
1.47."Variable Interest Rate" means the rate equal to the applicable Margin applied to the Variable Rate Index applicable to a particular Advance, Loan or Obligation.
1.48."Variable Rate Index" means the index selected or applied by Lender, in its discretion, from time to time, and used by Lender to establish the Variable Interest Rate applicable to a particular Advance, Loan or Obligation.
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1.49.Additional Definitions. All terms not otherwise defined in this Agreement have the meanings provided in any Related Document, or in the Code.

1.OPERATIVE SCHEDULE 1 AND CHANGES TO TERMS AND CONDITIONS BY LENDER

2.1.Operative Schedule 1. Certain terms and conditions of this Agreement are set forth in the Operative Schedule 1 to this Agreement. The Operative Schedule 1, as it may be changed, modified, amended or replaced, is and shall be part of this Agreement and is incorporated herein as though set forth in full.
2.2.Changes in Terms and Conditions. The definitions, provisions, terms and conditions of this Agreement, including the Maximum Amounts, Minimum Advances, Minimum Balances, Margin, Variable Rate Index, Adjustment Intervals, Payment Due Dates, Curtailment Schedules, Insurance Requirements, Financial Requirements and financial ratios, CMP Maximum Balance, CMP Minimum Payments, CMP Minimum Balance, CMP Interest Credit, Late Charge Dates, Late Charge Amounts, and Charges, are subject to change by
Lender immediately upon default by Borrower or, within Lender's discretion, effective thirty days from the date of a Change Notice, and Borrower shall be deemed to have agreed to the change as set forth in the Change Notice and the change will take effect unless, within thirty days of the date of the Change Notice, Borrower notifies Lender, in writing, of the termination of this Agreement, and Borrower pays Lender, in good funds, the full unpaid balances of all Loans and Obligations within sixty days of the date of said notice of termination. In the event Borrower notifies Lender of the termination of this Agreement as provided herein, the change set forth in the Change Notice shall not take effect, provided Borrower pays in full all Loans and Obligations within sixty days of the date of Borrower's notice of termination to Lender.

1.ADVANCES

3.1.Request for Advance. Provided no Event of Default exists, and provided neither Borrower nor Lender have elected to terminate Borrower's ability to request Advances under this Agreement, Borrower may request that Lender extend credit in the form of Advances to finance or partially finance Borrower's purchase or acquisition of Inventory and/or Equipment from manufacturers, distributors, dealers, auctions, and other suppliers, or to finance Inventory or Equipment already owned by Borrower, or for such other permitted purposes as Lender may agree to, within its discretion. Requests for Advances may be submitted by any officer or other authorized representative of Borrower, or by Borrower's manufacturers, distributors, dealers, auctions, or other suppliers of Inventory and Equipment. Additionally, provided no Event of Default exists, and provided neither Borrower nor Lender have elected to terminate Borrower's ability to request Loans hereunder, Borrower may request that Lender extend credit in the form of one or more other types of Loans, or make an Advance thereunder. The proceeds of all such Loans shall be used exclusively by Borrower for working capital purposes in the ordinary course of business, or for such other purpose or purposes as Lender may agree, in writing. Requests for other types of Loans or Advances thereunder may be made in accordance with procedures established by Lender from time to time, and must be accompanied by whatever documentation Lender may then require.
3.2.Discretionary Lending. Lender has no obligation whatsoever, under this Agreement or otherwise, to make Advances or Loans to Borrower under any circumstance. Lender's decision to do so is and shall always be solely within Lender's discretion, and Lender may refuse to make Advances or Loans to Borrower, and may limit the purpose or purposes for which the proceeds of an Advance or Loan may be used, and may limit the amount of aggregate Advances, or the amount of any single Advance, for any or no reason, with or without cause. Lender may, with or without notice to Borrower, suspend Advances or Loans to Borrower, for any or no reason, with or without cause. Nothing under this Agreement, or any other existing or future agreement or understanding between the parties, whether in writing or in the form of oral statements, or any conduct or course of dealing on the part of Lender, or on the part of its officers, employees, agents, or attorneys, may be construed by Borrower, or by Borrower's owners, principals or management officials, or any Guarantor, or by any court of law or equity, or in arbitration, to in any way obligate or commit Lender to make Advances or Loans to Borrower, or to any third party on Borrower's behalf, or to amend, alter or in any way modify the discretionary nature of the lending relationship between Lender and Borrower. Lender and Borrower expressly agree that the Covenant of Good Faith and Fair Dealing may not be used to amend, alter or in any way modify the express discretionary nature of the lending relationship between Lender and Borrower. Borrower and each Guarantor recognize that the above provisions are essential, bargained-for covenants, which may not be waived or modified by Lender under any circumstance.
3.3.Funding of Loan Advances. Lender may make the Loan Advances available in the form of a direct electronic fund transfer ("EFT") deposit into Borrower's designated deposit account with Borrower's bank, or in the form of check or draft payable to Borrower's order, or by other means approved by Lender from time to time. Lender additionally may elect to fund Loan Advances by making payments directly to each manufacturer, distributor, dealer, auction, or other supplier of Inventory and Equipment, by EFT debit or otherwise. Lender may make payment from time to time in accordance with, and in reliance upon, any invoice, draft, debit, contract, advice or other notice received by Lender from such manufacturer, distributor, dealer, auction or supplier. Lender is not required to verify Borrower's order or shipment of any Inventory or Equipment, and is not responsible for any non-conforming delivery, failure of delivery, or defect in any Inventory or Equipment.
3.4.Maximum Amounts. The inventory financing credit facilities described herein are subject to Maximum Amounts. If, at any time, the total outstanding Advances should exceed the Maximum Amounts, any excess over and above the Maximum Amounts shall be payable by Borrower immediately upon demand by Lender. Borrower agrees that any agreement by Lender to make an Advance in excess of the Maximum Amounts, or Lender's failure to make demand on Borrower for payment of any excess, shall not be construed as a waiver by Lender of Lender's right to enforce the Maximum Amounts, or subsequently demand the immediate payment of such excess. Any demand for repayment of Advances in excess of Maximum Amounts may be made by Lender, in its discretion. The Maximum Amounts that apply to Borrower's Loans and Obligations are set forth in the Operative Schedule 1.
3.5.Minimum Advances and Minimum Balances. The inventory financing credit facilities described herein are subject to Minimum Advances and Minimum Balances. Borrower shall not request an Advance in connection with any item of Financed Inventory or Financed Equipment in an amount less than the Minimum Advance. If, at any time, the total unpaid principal amount in connection with any item of Financed Inventory or Financed Equipment should be less than the Minimum Balance, the full unpaid principal amount in connection with such item of Financed Inventory or Financed Equipment shall be due and payable by Borrower immediately upon demand by Lender. Borrower agrees that any agreement by Lender to make an Advance less than the Minimum Advance, or Lender's failure to make demand on Borrower for payment of the unpaid principal balance of an item of Financed Inventory or Financed Equipment that has fallen below the Minimum Balance, shall not be construed as a waiver by Lender of Lender's right to enforce the Minimum Advance or Minimum Balance, or subsequently demand the immediate payment of said unpaid principal balance. Any demand for repayment of any unpaid principal balance less than the Minimum Balance may be made by Lender, in its discretion. The Minimum Advances and Minimum Balances that apply to Borrower's Loans and Obligations are set forth in the Operative Schedule 1.

1.INTEREST

4.1.Interest. All Loans and Obligations shall bear interest from the date of each Advance to the date of repayment by Borrower in good funds. Interest shall be calculated daily on the unpaid principal balance owed at the close of business of each day. Interest will be
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assessed by application of a daily interest factor to the unpaid principal balance as outstanding from time to time. The daily interest factor is to be determined by dividing the then applicable interest rate by 360, and then applying that daily interest factor over the number of days elapsed in a calendar year of 365 days, or 366 days in a leap year.
4.2.Interest Rates. Interest will be assessed on Borrower's Loans and Obligations on a variable rate basis unless otherwise provided in a promissory note, or unless expressly prohibited by law. The Variable Interest Rates that apply to Borrower's Loans and Obligations shall be determined by the application of the Margin to the Variable Rate Index. The Variable Interest Rate is subject to adjustment at the Adjustment Intervals. The interest rate, Margin, Variable Rate Index, and Adjustment Intervals that apply to Borrower's Loans (except for Loans evidenced by a separate promissory note) and Obligations are set forth in the Operative Schedule 1. Lender may charge different rates of interest for different kinds of Loans or Obligations, or for Advances on different kinds of Inventory or Equipment. The rates of interest applicable to Borrower are not necessarily the lowest rate charged by Lender on its loans. Borrower understands that Lender may make loans based on other rates, in Lender's discretion.
4.3.Default Interest. If Lender determines, in its discretion, that an Event of Default exists, to the extent permitted by law, Lender may immediately assess a default rate of interest in an amount equal to the lesser of (a) the non-default rate of interest plus 400 basis points, or (b) the maximum interest rate permitted by law.
4.4.Interest Savings Clause. Under no circumstances will the rate of interest payable by Borrower be more than the maximum rate allowed by applicable law. It is Lender's intent to strictly comply with all laws relating to interest and usury. Accordingly, notwithstanding any provision of this Agreement or any Related Document to the contrary, Borrower is not obligated to pay, nor will Lender accept payment of, interest in excess of that allowed by applicable law. Should Lender receive interest in excess of that allowed by applicable law, Lender may at its option refund the amount erroneously paid, or Lender may credit that amount to Borrower's then principal Obligations.

5.PAYMENT

5.1.Evidence of Indebtedness. Lender's internal records, including Lender's computer/electronic records, shall create a rebuttable presumption of the outstanding principal balance of all Loans and Obligations, as well as the amount of interest and Charges that may be owed to Lender at any time, and from time to time, which presumption may be overcome by Borrower or Guarantor only by clear and convincing evidence. Lender shall make monthly statements available to Borrower, through a web-based portal or otherwise, of Advances made by Lender to Borrower, interest and Charges charged to Borrower, and payments made by Borrower. Borrower shall review any such statements promptly as they are made available to Borrower, and advise Lender, in writing, of any discrepancy or error. If Borrower fails to advise Lender of any discrepancy or error in any such statement within ten Business Days of the date such statements are made available to Borrower, the statement shall be conclusively deemed to be correct, and conclusive evidence of the outstanding principal balance of all Loans and Obligations, as well as the amount of interest and Charges that may be owed to Lender at any time, and from time to time. It is not necessary for Borrower to execute promissory notes in favor of Lender to evidence Borrower's obligation to pay Loans and Obligations for Financed Inventory or Financed Equipment subject to this Agreement.
5.2.Promise to Pay. Borrower unconditionally promises to pay to Lender the principal amount of each and every Loan that Lender may extend to Borrower and to others on Borrower's behalf, together with the principal amount of each and every Obligation that Borrower may incur in favor of Lender. Borrower additionally promises to pay interest to Lender computed on the principal balance of all outstanding Loans and Obligations, from the date of each Loan or the incurring of each Obligation, and to pay all Charges when due.
5.3.Interest Payments and Charges. Borrower unconditionally promises to pay Lender the interest earned and accrued on the unpaid balance of all Loans and Obligations during a Calendar Month and all Charges incurred in said Calendar Month on the first day of the following month, unless a Note evidencing the Loan provides otherwise, in which case the terms of the Note shall control.
5.4.Principal Payments – Financed Inventory and Financed Equipment. Borrower unconditionally promises to pay Lender following the Sale of each item of Borrower's Financed Inventory or Financed Equipment, a sum equal to the Amount Financed attributable to that item not later than the Payment Due Dates.
Borrower is obligated under all circumstances to make such principal payments to Lender irrespective of whether the net Sale proceeds of any item of Financed Inventory or Financed Equipment exceeds the Amount Financed for that item.
5.5.Curtailments. Borrower promises to make monthly principal reduction payments, or to pay off Advances, in accordance with the Curtailment Schedule. These payments are due immediately upon demand by Lender. The Curtailment Schedule that applies to Borrower's Loans and Obligations is set forth in the Operative Schedule 1.
5.6.Principal and Interest Payments – Loans other than Financed Inventory and Financed Equipment. Principal payments on all Loans and Obligations other than Loans for Financed Inventory and Financed Equipment are payable monthly, or as set forth in the terms of those other various loan documents and Notes. Borrower's obligation to pay principal and interest under each Note shall be evidenced by both this Agreement and a separate Note for each Loan. Each Loan shall be secured by all present and future Collateral. An Event of Default with respect to any particular Loan or Obligation shall be an Event of Default with respect to all other Loans and Obligations.
5.7.Form and Application of Payments. Borrower will transmit payments via EFT or wire, or mail or deliver certified funds to Lender at 220 East Las Colinas Boulevard, Suite 500, Irving, TX 75039, or at such other place as Lender may designate in writing from time to time. All payments are to be made in U.S. dollars. Lender reserves the right, at any time and for any reason, to require that Borrower make payment by certified or cashier's check, or alternatively, in the form of electronic deposits in immediately available funds into Lender's designated deposit account. Lender may apply all sums received to the payment of principal, interest and Charges on Borrower's then outstanding Loans and Obligations in such order and with such priority as Lender may determine within its discretion.
5.8.Late Charges. Lender may, in its discretion, assess a late charge on any amounts that are not paid by the Late Charge Dates, in the Late Charge Amounts set by Lender. Said late charges are in addition to interest. Borrower and Lender agree that it is difficult to estimate the actual expense to Lender caused by late payments, and that said Late Charge Amounts are a reasonable estimate of those expenses.

1.COLLATERAL PROCEEDS

6.1.Borrower's Obligation to Pay Collateral Proceeds to Lender; Trust Relationship. Upon receipt by Borrower of proceeds from the Sale of an item of Financed Inventory or Financed Equipment, or arising out of the sale of chattel paper originated in connection with credit Sales of Borrower's Financed Inventory or Financed Equipment, Borrower shall, not later than the Payment Due Dates, pay Lender the amount of proceeds equal to the Amount Financed in connection with the item of Financed Inventory or Financed Equipment. Once received by Borrower, such proceeds are the property of Lender, and at all times while Borrower may hold such proceeds, Borrower shall do so in trust for, and on behalf of, Lender. Borrower and Lender intend there to be a true trust relationship between Borrower and Lender, with Borrower assuming full fiduciary duties, responsibilities, and obligations to and in favor of Lender, with regard to the Collateral proceeds. Borrower's use of the Collateral proceeds for any other purpose without first paying Lender the Amount Financed in connection with the item of Collateral shall be a breach of this Agreement and of Borrower's fiduciary duties and obligations in favor of Lender, shall constitute a prohibited conversion of Lender's Collateral, and shall be considered a sale out of trust.
6.2.Trade-in Vehicles as Proceeds of Sale. In the event Borrower accepts a "trade-in" vehicle as proceeds of Sale of an item of
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Financed Inventory or Financed Equipment, the trade-in vehicle shall be deemed an item of Financed Inventory, and the Amount Financed in connection with the trade-in vehicle shall be deemed to be the unpaid balance of the Amount Financed in connection with the item of Financed Inventory or Financed Equipment for which the trade-in vehicle was taken in trade. Borrower shall hold said trade-in vehicle in trust for Lender, and, upon Sale of the trade-in vehicle, Borrower shall hold the proceeds received from the Sale of the trade-in vehicle in trust for Lender, and shall make payment to Lender of the Amount Financed in accordance with the Payment Due Dates for Financed Inventory and Equipment.
6.3.Down Payment Received as Proceeds. In the event Borrower receives a Down Payment in connection with the Sale of an item of Financed Inventory or Financed Equipment, Borrower shall hold said Down Payment in trust for Lender, and pay said Down Payment over to Lender not later than the Payment Due Dates.
6.4.Fleet Sales. Upon request by Lender, Borrower shall execute, and shall cause the purchaser to execute, Lender's Fleet Sale Account Assignment form, or other similar form acceptable to Lender, in its discretion, with regard to any "fleet sales" of Inventory, as that term is defined by Lender. Proceeds of fleet sales pursuant to the Fleet Sale Account Assignment shall be applied first to pay the Amount Financed in connection with the Sold Financed Inventory, and any excess proceeds shall be turned over to Borrower.
6.5.Net Funding of Chattel Paper. In the event Lender purchases chattel paper which is the proceed of an item of Financed Inventory or Financed Equipment, Lender may, in its discretion, fund the purchase of the chattel paper net of the Amount Financed in connection with the item.
6.6.In-Kind Payments. Lender may, at its option, at any time and for any or no reason, with or without cause, require that Borrower pay over and deliver to Lender the Collateral proceeds in the form received, including delivery of third-party checks and drafts, properly endorsed by Borrower or such other payee thereof, that are received by Borrower for Sales of Financed Inventory or Financed Equipment, or arising out of Sales of chattel paper originated in connection with credit Sales of Borrower's Financed Inventory or Financed Equipment.

1.SECURITY, PERFECTION AND PROTECTION OF COLLATERAL

7.1.Grant of Security Interest. Borrower hereby grants Lender a continuing security interest in the Collateral to secure the prompt and punctual payment and satisfaction of each and every Loan and Obligation. Lender's security rights and interest will continue until all Loans and Obligations, including possible contingent Obligations, are fully paid and satisfied and Lender elects to cancel and terminate its security interest. This is a continuing Security Agreement, which will continue in effect until canceled by Lender even though all or any part of Borrower's Obligations may be paid in full, and even though for a period of time Borrower may not be then obligated to Lender. All of the Loans and Obligations, including Advances used to purchase other Collateral or used for purposes unrelated to the purchase of any Collateral, shall be secured by all of the Collateral, whether or not purchased through Advances.
7.2.Perfection. Borrower authorizes Lender to file financing statements, continuation statements, amendments, and other documents, and to take whatever additional actions Lender deems necessary and proper to perfect, re-perfect and continue perfection of Lender's security interest. To the extent that Lender may have previously filed a financing statement affecting any of the Collateral, Borrower ratifies and confirms Lender's authority to do so, and the contents and binding effectiveness of such statement. Borrower shall fully cooperate with Lender in executing, and obtaining execution by any of Borrower's other creditors of, any subordination agreement or intercreditor agreement requested by Lender, from time to time. Borrower shall reimburse Lender for all expenses incurred with respect to perfection, re-perfection and continuation of the perfection of Lender's security interest. Without limitation of the generality of the foregoing: (a) to the extent that any of the Collateral is held by a third party (such as consignee or bailee) (i) notice of the security interest created by this Agreement in such Collateral shall be given to each such third party, and (ii) Borrower shall, upon request by Lender, obtain and deliver to Lender a written and signed acknowledgement from each such third party that it is holding the Collateral for the benefit of Lender; (b) to the extent that any of the Collateral is comprised of deposit accounts or investment property, Borrower shall, upon request by Lender (i) provide to Lender all consents, control agreements, and other agreements or instruments from third parties that are desirable or required by Lender to perfect Lender's security interest in such Collateral, and (ii) take all other actions, and obtain, execute and deliver such documents and instruments, as are desired or required by Lender to perfect Lender's security interest in such Collateral and give Lender control (as defined and described in the Code) of such Collateral; (c) to the extent that any of the Collateral is comprised of types of Collateral that can be perfected by possession, or by either possession or filing, all such Collateral shall be delivered to Lender upon request; and (d) Borrower agrees to execute any further documents, and to take any further actions, reasonably requested by Lender to evidence, perfect or protect the security interests granted herein or to effectuate the rights granted to Lender herein. Lender is authorized, at Borrower's cost and expense, to obtain all post-filing searches from all jurisdictions that Lender deems advisable to confirm the proper priority of all filings made by Lender under this Agreement. Borrower and Guarantor are not authorized to file amendments, restatements, releases or terminations of Lender's financing statements, amendments and continuations. Upon request by Lender, Borrower shall stamp or legend its books and records concerning the Collateral with a notation in form satisfactory to Lender, or take such other action as may be required to place third parties on notice of Lender's security interest.
7.3.Perfection – Demonstrator Vehicles, Service Loaner Vehicles and Special Use Vehicles. All Demonstrator Vehicles, Service Loaner Vehicles and other special use vehicles (collectively, "Special Use Vehicles") will remain part of the Collateral under this Agreement. In addition, all Special Use Vehicles will remain available for sale by Borrower to its customers during all periods that they are classified as (or in service as) Special Use Vehicles. The parties intend that all Special Use Vehicles shall remain Inventory of Borrower so that Lender's liens and security interests remain perfected in all Special Use Vehicles based upon the UCC financing statements that Lender has filed (or will file) pursuant to this Agreement. Notwithstanding the foregoing, upon demand by Lender, or if, under any applicable state titling statute, Special Use Vehicles are required to be titled and/or registered with a state in order to be used and operated as Special Use Vehicles in such state, then Borrower will promptly (but in no event later than two Business Days after demand by Lender, or classification of any items of Inventory as Demonstrator Vehicles or Service Loaner Vehicles, as the case may be) make all applications, pay all fees and taxes and otherwise cause the appropriate agency to issue a certificate of title and/or registration for the Special Use Vehicles used in such state, showing Borrower as the owner and Lender as the first priority lienholder. Borrower shall be solely responsible for the payment of all taxes, costs, fees and expenses with respect to the titling and registration of such Special Use Vehicles and for perfecting and continuing perfection of Lender's liens and security interests in such Special Use Vehicles. Borrower shall deliver any original certificates of title for any Special Use Vehicles to Lender promptly after Borrower receives the same from the applicable state. Borrower shall provide copies of all applications, and evidence of the payment of all fees and taxes, to Lender promptly after Borrower files and pays the same.
7.4.Protection of Lender's Security Rights. Borrower and each Guarantor are fully responsible for any and all losses Lender may suffer as a result of anyone other than Lender asserting any right to or interest in any of the Collateral. If and when requested by Lender, Borrower will appear in and defend all actions and proceedings purporting to affect Lender's security rights and interests. Should Borrower fail to do what is required of it under this Agreement, or if any action or proceeding is commenced or threatened naming Lender as a party, or affecting Lender's security rights and interests, then Lender may, without waiving any right or remedy that Lender may have, and without releasing Borrower or any Guarantor from any of their respective Obligations, do whatever Lender believes is necessary and proper within its discretion, including advancing additional sums on Borrower's behalf, to protect the security of its Collateral under this Agreement.

1.PROHIBITIONS REGARDING SECURED COLLATERAL

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So long as this Agreement remains in effect, Borrower shall not, without Lender's prior written consent:

8.1.Transfer of Collateral. Except Sales in the Ordinary Course of Business or purchase money security interests or leases arising from the acquisition of Equipment, sell, lease, assign, transfer, convey, option, mortgage, or grant any type of security interest in the Collateral.
8.2.Use of Collateral. Use any Collateral for any purpose not previously approved by Lender in writing.
8.3.Collateral to Remain in the United States. Permit any item of Collateral to be removed outside of the limits of the United States.
8.4.No Lien or Encumbrance on Collateral. Permit any lien or encumbrance to be placed on or to attach to any of the Collateral.
8.5.No Impairment of Lender's Security. Do anything or permit anything to be done that would in any way impair Lender's security rights and interest with respect to the Collateral.
8.6.No Removal of Collateral. With the exception of Sales in the Ordinary Course of Business, remove or permit the removal of any of the Collateral from the locations represented in collateral location statements delivered pursuant to the "Affirmative Covenants" section set forth below, or, if no collateral location schedule has been delivered to Lender, from the location specified at the bottom of this Agreement or in the Subordination of Landlord's Lien, for a period of fifteen days or longer to any location not previously approved by
Lender in writing, or change the state in which any titled Collateral is titled.
8.7.No Attachment of Equipment. Permit any of Borrower's Equipment, other than Equipment that is customarily attached as a fixture, to be incorporated in or placed on the ground, or attached to any building or structure, so as to result in the Equipment becoming a fixture. If requested by Lender, Borrower agrees to cause the owner, lessor or mortgagee of the real property to provide Lender with a written waiver of any rights that party may have with respect to Borrower's Equipment.
8.8.Maintenance of Collateral. Fail to keep and maintain, and/or to cause others to keep and maintain, the Collateral in good order, repair and condition at all times while this Agreement remains in effect.
8.9.Motor Vehicles. Request an Advance to finance or partially finance acquisition of the following Inventory: motor vehicles purchased with existing damage beyond 25% of the value of the vehicle in an undamaged state, according to periodically published trade estimates in Lender’s sole discretion, “grey market” vehicles, or motor vehicles with branded titles, including but not limited to; salvage, flood, totaled, lemon, odometer rollback, reconstructed, or rebuilt titles.

1.BORROWER'S OPERATING ACCOUNT

9.1.Borrower's Obligation to Deposit Collateral Proceeds in Operating Account. Borrower shall advise Lender in writing of the name and address of Borrower's depository bank, and the number of Borrower's Operating Account into which Borrower deposits Collateral proceeds on an interim basis before the Collateral proceeds are paid over to Lender. Except as may otherwise be provided in the "Lender's Rights and Remedies in Event of Default" section of this Agreement, Borrower shall deposit all Collateral proceeds exclusively in Borrower's designated Operating Account. Borrower shall notify Lender in writing before Borrower opens or establishes a substitute or additional Operating Account. Borrower shall notify Lender in writing before Borrower obtains a loan or other credit (including overdraft credit) from the bank at which the Operating Account is maintained.
9.2.Lender's Security Rights in Funds Held on Deposit. As additional security for the payment of Borrower's Loans and Obligations, Borrower grants Lender a continuing security interest in, and assigns to Lender, any and all rights that Borrower may have to all funds now and in the future on deposit in Borrower's Operating
Account that are derived from any source, whether or not such funds constitute Collateral proceeds. So long as no Event of Default exists, Borrower may continue to make payments and withdrawals from Borrower's Operating Account in the ordinary course of business, subject to Borrower's continuing obligation to make payments to Lender as provided in this Agreement. Lender will not unilaterally withdraw funds from the Operating Account in the absence of an Event of Default.
9.3.Deposit Account Control. Upon request by Lender, Borrower shall execute a deposit account control agreement with respect to its Operating Account, in a form acceptable to Lender. Borrower shall obtain, from an appropriate officer of the institution where the Operating Account is maintained, the proper and binding assent of that institution to a deposit account control agreement in form acceptable to Lender. In the event the institution fails or refuses to do so, Borrower shall establish its Operating Account at an institution which complies with this requirement.

1.CASH MANAGEMENT PROGRAM

10.1.Cash Management Program. Lender has established a Cash Management Program as described herein ("CMP"). To reduce the amount of interest payable to Lender, Borrower may make payment to Lender of funds pursuant to the CMP, which shall be held by Lender as cash collateral ("CMP Funds"). By making payment of CMP Funds, Borrower warrants and represents to Lender that such CMP Funds belong to, and are the property of, Borrower, and that such CMP Funds are unencumbered. It shall be conclusively presumed that such CMP Funds are not subject to claim or lien of any kind whatsoever. Upon demand by Lender, Borrower shall provide to Lender documentation of the source of funds used to make payment of CMP Funds. Each payment of CMP Funds shall be in an amount not less than the CMP Minimum Payments set forth in the Operative Schedule 1.
10.2.CMP Balance. The aggregate amount of CMP Funds paid to Lender by any particular Borrower, and not re-advanced by Lender to such Borrower ("CMP Balance") shall not at any time exceed the percentage of the aggregate of the Advances for such Borrower's new and used Financed Inventory, exclusive of Advances for fleet transactions or similar transactions ("CMP Maximum Balance"), as set forth in the Operative Schedule 1.
10.3.Application of CMP Balance. CMP Funds need not be segregated by Lender, and may be commingled by Lender and used by Lender in the ordinary course of its business. CMP Funds shall: (a) not be deemed to pay off or be allocated or applied to any particular item of Financed Inventory; and (b) not reduce or eliminate Borrower's obligation under this Agreement to (i) pay the full Amount Financed on any item of Financed Inventory or
Financed Equipment when such item of Financed Inventory or Financed Equipment is Sold, (ii) make any payment pursuant to the Curtailment Schedule, or (iii) pay any interest or other Charges under this Agreement. If any particular Borrower elects to participate in Lender's Cash Management Program, such Borrower shall maintain a CMP Balance of not less than the CMP Funds Minimum Balance, as set forth in the Operative Schedule 1.
10.4.CMP Interest Credit. Once each month, Lender will credit a CMP Interest Credit against interest, due from a particular Borrower to Lender, accrued in connection with Financed Inventory. The CMP Interest Credit will be an amount equal to each daily CMP Balance for that month, for that Borrower, multiplied by the lowest then current interest rate charged by Lender to that Borrower in connection with Financed Inventory. No CMP Interest Credit will be accrued or applied during the existence of any Event of Default under this Agreement or any Related Document.
10.5.Re-Advance of CMP Funds. Except as provided herein, Borrower may make a written request for a re-advance in any amount not in excess of the CMP Balance, and Lender shall re-advance such CMP Funds, unless Borrower is in default pursuant to this Agreement, or unless the Operative Schedule 1 sets a required minimum CMP Balance ("CMP Minimum Balance"). Borrower shall not request re-advance of a particular payment of CMP Funds until three Business Days after that particular payment of CMP Funds.
10.6.CMP Minimum Balance. In the event Lender has set a CMP Minimum Balance in the Operative Schedule 1: (a) Borrower shall maintain a CMP Balance equal to or greater than the CMP Minimum
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Balance until all Obligations owing from Borrower to Lender are paid in full, or until otherwise agreed by Lender, in writing; (b) Borrower shall not request a re-advance which would cause the CMP Balance to fall below the CMP Minimum Balance; and (c) Lender shall have no obligation to re-advance CMP Funds which would cause the CMP Balance to fall below the CMP Minimum Balance.
10.7.Termination of Cash Management Program. The Cash Management Program may be terminated by Borrower or Lender on not less than thirty days prior written notice.

1.DEMONSTRATOR VEHICLES AND SERVICE LOANER VEHICLES

11.1.Requests for Demonstrator Vehicle or Service Loaner Vehicle Classification. Provided Borrower has not exceeded the Demonstrator Vehicles Maximum Amount or the Service Loaner Vehicles Maximum Amount (as the case may be), as set forth in the Operative Schedule 1, Borrower may request that Lender classify a vehicle in Borrower's Financed Inventory as a Demonstrator Vehicle or Service Loaner Vehicle. Such request shall be deemed approved unless Lender notifies Borrower, telephonically or in writing, that such request is denied. If approved, such vehicle shall be classified as a Demonstrator Vehicle or Service Loaner Vehicle, as the case may be, and shall be subject to the terms of this section. Requests for classification of an item of Financed Inventory as a Demonstrator Vehicle or Service Loaner Vehicle shall be made in accordance with procedures established by Lender from time to time and must be accompanied by whatever documentation Lender may then require.
11.2.Absolute Discretionary Nature of Demonstrator Vehicle and Service Loaner Vehicle Classification. Lender has no obligation whatsoever, under this Agreement or otherwise, to allow items of Financed Inventory to be classified and put into service as Demonstrator Vehicles or Service Loaner Vehicles under any circumstance. Lender's decision to do so is and shall always be solely within Lender's exclusive judgment and discretion, and Lender may refuse to allow such classifications.
11.3.Removing Demonstrator Vehicle or Service Loaner Vehicle Classification. Borrower may voluntarily remove a vehicle from Demonstrator Vehicle or Service Loaner Vehicle classification at any time by providing notice to Lender. Borrower shall remove a vehicle from Demonstrator Vehicle or Service Loaner Vehicle classification if directed to do so by Lender.
11.4.Principal and Interest on Amounts Financed in connection with Demonstrator Vehicles or Service Loaner Vehicles. Principal reduction payments in an amount determined by Lender (in accordance with Lender's internal policies in effect from time to time) shall be due and payable on a monthly basis, pursuant to the Curtailment Schedule. The Curtailment Schedule that applies to Borrower's Demonstrator Vehicles and Service Loaner Vehicles is set forth in the Operative Schedule 1. The amount of such monthly principal payments shall be set forth in the monthly statements made available or provided by Lender to Borrower. A monthly principal payment as set forth in the Curtailment Schedule shall be due and payable if a vehicle is classified as a Demonstrator Vehicle or Service Loaner Vehicle for any portion of a month. Interest on the Amount Financed in connection with any vehicle classified as a Demonstrator Vehicle or Service Loaner Vehicle shall continue to be assessed at the applicable Variable Interest Rate under this Agreement, as set forth in the Operative Schedule 1. Interest payments on all Amounts Financed in connection with Demonstrator Vehicles and Service Loaner Vehicles shall be due monthly as provided in the "Payment" section of this Agreement.
11.5.Operation. Borrower shall permit only licensed drivers to operate Demonstrator Vehicles and Service Loaner Vehicles. Borrower additionally shall require that all customers using Demonstrator Vehicles or Service Loaner Vehicles operate such vehicles with care and in compliance with all applicable federal, state and local statutes, laws, ordinances, rules and regulations.
11.6.Demonstrator Vehicles Permitted Uses. Demonstrator Vehicles may be used for demonstration and promotional purposes. However, they may be used only by: (a) potential customers for inspection and test drives, or customers who have placed written orders for vehicles which have not been delivered to such customers; (b) owners or members of management of Borrower or their families; (c) employees of Borrower; (d) high-profile individuals, such as celebrities, athletes and politicians who will, in each case, promote the brand and Borrower; and (e) high school districts for use in driver's education classes.
11.7.Demonstrator Vehicle Agreements. All persons using Demonstrator Vehicles shall execute an agreement in a form satisfactory to Lender which must contain, among other things, contact information for all users, including cellular, business and home telephone numbers, e-mail address, garage location of the vehicle, the user's consent to allow Lender to inspect the vehicle upon request, the user's consent to speak with Lender to confirm user's use of the Demonstrator Vehicle, and shall reflect that the user's interest in the vehicle is subject to and subordinate to the lien of Lender in the vehicle, and that the user will surrender possession to Lender upon demand. Borrower shall have on file for each user a photocopy of the user's driver's license, a copy of the signed agreement referenced above, and a copy of the user's proof of insurance ("Demonstrator Documents").
11.8.Additional Prohibitions for Demonstrator Vehicles and Service Loaner Vehicles. In addition to the prohibitions provided under this Agreement, Borrower shall not, without Lender's prior written consent, allow any Customer to use any Demonstrator Vehicle or Service Loaner Vehicle: (a) outside of the limits of the United States; (b) in violation of any federal, state or local statute, law, ordinance, rule or regulation, or contrary to the provisions of any applicable insurance policy; (c) for towing; (d) in a race or contest of speed, performance or durability; or (e) as a taxicab, public livery vehicle, daily rental vehicle, police vehicle, emergency vehicle, or in connection with a sponsored ride-sharing or ride-pooling program.
11.9.Further Prohibitions for Service Loaner Vehicles. Borrower shall not, without Lender's prior written consent: (a) use Service Loaner Vehicles for any purpose whatsoever other than for use by its customers, pursuant to a written agreement, whether for a rental fee, a rental fee included in the cost of service or repair, or free of charge, as a replacement vehicle when such customers leave their personal or business vehicles with Borrower, its Affiliate, or its subcontractor for service or repairs to such vehicles; (b) allow any customer to use any particular Service Loaner Vehicle for more than thirty consecutive days or more than a total of sixty days; (c) lease, rent or loan a Service Loaner Vehicle to an entity which is engaged in the vehicle lease or rental business; (d) offer to lease, rent or loan Service Loaner Vehicles from a location not previously approved by Lender in writing; or (e) permit any Service Loaner Vehicle to be used as a Demonstrator Vehicle or driver training vehicle.
11.10.Service Loaner Log. For each Service Loaner Vehicle, Borrower shall maintain a log showing, for each rental/loan transaction, the following: date rented/loaned, date returned, name of customer, customer's cellular, business and home telephone number and driver's license number, and mileage on rental/loan date and return date (the "Service Loaner Log").
11.11.Service Loaner Vehicle Customer Agreements. All persons using Service Loaner Vehicles shall execute an agreement in a form satisfactory to Lender which must contain, among other things, contact information for all customers, including cellular, business and home telephone numbers, e-mail address, garage location of the vehicle, the customer's consent to allow Lender to inspect the vehicle upon request, the customer's consent to speak with Lender to confirm the customer's use of the Service Loaner Vehicle, and shall reflect that Borrower's customer's interest in the vehicle is subject to and subordinate to the lien of Lender in the vehicle, and that the user will surrender possession to Lender upon demand. Borrower represents and warrants to Lender that the agreements used by Borrower to provide Service Loaner Vehicles to its customers are in full compliance with all applicable law, and result in valid and enforceable obligations on the part of each customer. Borrower shall also have on file for each customer a photocopy of the customer's driver's license, a copy of the signed rental/loan contract, and a copy of the customer's proof of insurance ("Service Loaner Documents").
11.12.Accounts; Records. Borrower shall maintain accounting and other records in the form and detail required by Lender with respect to the use of Demonstrator Vehicles and Service Loaner Vehicles, including the Service Loaner Log, Demonstrator Documents and Service Loaner Documents. Borrower shall allow Lender to inspect all such records upon request by Lender.

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1.MULTIPLE BORROWERS

12.1.Additional Borrowers. Each Borrower and each Guarantor unconditionally agree that additional Affiliates of any Borrower may join in this Agreement as additional Borrowers with Lender's consent. These additional Borrowers may express their intent and agreement to be subject to this Agreement by signing this Agreement or an addendum to this Agreement. Such additional Borrowers may be added under this Agreement without the necessity of notice to, and without the necessity of obtaining the further consent of, any other Borrower or Guarantor.
12.2.Borrower Loans and Obligations. Any Borrower may, at any time and from time to time, request and obtain Loans and incur Obligations in favor of Lender, without the necessity of notice to, and without the necessity of obtaining the further consent of, any other Borrower or Guarantor.
12.3.Cross-Guaranties, Cross-Collateralization and Cross-Default. Each Borrower and each Guarantor jointly and severally guarantee on a continuing basis the prompt and punctual payment and satisfaction of all present and future Loans and Obligations of all Borrowers. Each Borrower's Collateral, and each Guarantor's collateral, will secure all present and future Loans and Obligations of all other Borrowers. Each Event of Default by any Borrower will be an Event of Default by all Borrowers. Lender may file suit against, or otherwise seek to collect payment of all Loans and Obligations from, any Borrower or any Guarantor without the necessity of Lender first seeking to collect payment from the borrowing Borrower, or any other Borrower, Guarantor or other party that may be liable for the Loans or Obligations, and without the necessity that Lender first seek to exercise its rights against the Collateral. All guaranties are guaranties of payment, and not of collection.
12.4.Payment Obligations. The liability of each Borrower is direct and unconditional and due immediately upon default of any Borrower without demand or notice, without requiring Lender first to resort to any other right, remedy or security. If and when Lender makes demand, each guaranteeing Borrower agrees to immediately pay Lender all amounts that the guaranteeing Borrower may then owe under its guaranty, including all then outstanding Obligations of all Borrowers.
12.5.Joint and Several Liability. Each Borrower's guarantee obligations, and liability to Lender for the Obligations of all other Borrowers, shall be those of a primary obligated party, rather than those of a surety, and each Borrower is jointly and severally liable to Lender for all Obligations of all other Borrowers.
12.6.Unlimited Continuing Guaranty. Each Borrower's guaranty of all Loans and Obligations of all other Borrowers shall be unlimited, in that there is no maximum limitation on the amount that each Borrower is guaranteeing, and continuous, in that Borrower's guaranty will continue in effect even though all or a part of another Borrower's Obligations may be paid in full, and even though for a period of time no other Borrower may then be obligated to Lender. However, if the laws of the state or jurisdiction in which Borrower resides or has its principal place of business do not recognize unlimited continuing guaranties, Borrower's guaranty is limited to (a) the lesser of $50,000,000.00 or the maximum allowed by applicable state law, or (b) such greater or lesser amount as Borrower and Lender may agree to in a writing.
12.7.Subordination and Subrogation. So long as any Obligation of any Borrower remains outstanding, all rights that Lender may have against any Borrower, and its properties and assets, at all times shall be superior to any rights that any Borrower or Guarantor may have to receive payment from any other Borrower, other than for bona fide intercompany purchases of goods or services, and for such other purposes as Lender may agree to in its discretion. Each Borrower and each Guarantor shall have no right of subrogation, contribution, reimbursement, indemnity or recourse to the Collateral until all Obligations to Lender are indefeasibly paid in full.
12.8.Each Borrower's and each Guarantor's Duty to Remain Informed. Each Borrower and each Guarantor assume all responsibility for being, and keeping themselves, informed of other Borrowers' and/or other Guarantors' financial condition and assets, and of all other circumstances bearing upon the risk of non-payment of the Obligations, and the nature, scope and extent of the risks that each Borrower and each Guarantor assume and incur under this Agreement, and agree that Lender does not have any duty, now or in the future, to advise Borrowers or Guarantors of information currently known to Lender or that becomes known to Lender in the future regarding those circumstances or risks.
12.9.Waivers with Respect to Obligations. Borrower and each Guarantor waive presentment for payment, protest and notice of protest and of non-payment, with respect to all Loans and Obligations. Discharge or release of any party or Collateral, or any modification of terms, including the increase or decrease of the Obligations, extension of time for payment, or any delay in enforcing any of Lender's rights and remedies, will not have the effect of releasing Borrower or any Guarantor from any of their respective Obligations, or cause Lender to lose any of its rights or remedies under this Agreement or otherwise. Borrower and each Guarantor additionally waive all defenses that may arise because of any action or inaction on the part of Lender, including any failure or delay of Lender to exercise or enforce any of its rights and remedies.
12.10.Additional California Waivers. To the extent California law applies, each Borrower, in its capacity as guarantor of any other Borrower hereunder, waives any and all rights and defenses that are, or may become, available to any Borrower pursuant to California Civil Code §2787 through §2855, inclusive, and §3433. Borrower also waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Borrower's rights of subrogation and reimbursement against any other Borrower by the operation of Section 580d of the California Code of Civil Procedure or otherwise. Borrower also waives all rights and defenses that Borrower may have because any Borrower's Obligations are secured by real property. This means, among other things: (a) Lender may collect from Borrower, in its capacity as Guarantor of other Borrowers hereunder, without first foreclosing on any real or personal property collateral pledged by any Borrower; and (b) if Lender forecloses on any real property collateral pledged by any Borrower, (i) the amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (ii) Lender may collect from Borrower even if Lender, by foreclosing on the real property collateral, has destroyed any right Borrower may have to collect from any other Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Borrower may have because any other Borrower's Obligations are secured by real property. These waived rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

1.BORROWER'S REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender, as of the date of this Agreement, and as of the date of each Advance, and at all times while any Obligation exists, that:
13.1.Organization and Licensing. Borrower is duly organized, is validly existing, is qualified and fully licensed to do business, and is in good standing in each jurisdiction where the nature of Borrower's business requires Borrower to be qualified or licensed.
13.2.Sales & Service Agreements. Borrower and Borrower's Affiliates, if any, are in good standing under all sales and service agreements necessary for Borrower and its Affiliates to do their respective sales and service businesses.
13.3.Authorization. Borrower's execution, delivery and performance of this Agreement and of each Related Document have been duly authorized, and do not conflict with, and will not result in a breach of, Borrower's governing agreements or any other agreement or instrument which may be binding upon Borrower, and will not violate any law or governmental regulation or court decree or order applicable to Borrower or its properties. Borrower has the power and authority to enter into Loans and to grant a security interest in the Collateral in favor of Lender.
13.4.Financial Statements. All balance sheets, statements of profit and loss, and other financial data which have been or will be furnished by Borrower to Lender, or to other persons or entities, fairly present the financial condition of Borrower's business as of the dates stated,
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and the results of Borrower's operations for the periods for which the same are furnished. There has been no change in the business, earnings, prospects, assets, liabilities, or condition, financial or otherwise, of Borrower from that set forth in the most recent financial statements furnished by Borrower to Lender other than changes in the ordinary course of business, none of which changes have been materially adverse. All other information, reports, papers and data furnished or to be furnished by Borrower to Lender, are and will be complete, accurate and correct in all material respects. Unless Lender otherwise agrees in writing, or unless required by a New Motor Vehicle Franchisor, all financial statements presented to Lender or its Affiliates are and will be prepared in accordance with generally accepted accounting principles.
13.5.Litigation. Other than as previously disclosed to Lender in writing, there is not now, and has not been in the previous five (5) years, any litigation or legal, administrative or tax proceedings, investigations or other action or matters pending, or to the knowledge of Borrower threatened, against or affecting Borrower or any Guarantor, or their properties or assets, the outcome of which in the opinion of counsel to Borrower, or of Borrower's officers, managers or principals, could have a material adverse effect on Borrower's or Guarantor's financial condition or business.
13.6.No Prior Convictions. Neither the owners nor officers of Borrower have been convicted of either a (a) felony, or (b) misdemeanor involving fraud.
13.7.Information. All additional information previously provided and to be provided in the future to Lender by Borrower and by each Guarantor for the purposes of or in connection with this Agreement, or any Loan or other transaction between the parties, is and will continue to be true and accurate in every material respect, and none of the information is or will be incomplete by omission of any material fact necessary to make such information true and accurate.
13.8.Collateral and Properties. Other than previously disclosed to Lender in writing, Borrower (a) owns, has good title to and/or has the right and power to transfer the Collateral, (b) owns and has title to all of Borrower's other properties and assets, in each case, free and clear of all security interests, liens and encumbrances, and (c) has not executed or agreed to any security documents or financing statements relating to the Collateral or Borrower's other properties. To the extent applicable, the Collateral and all of Borrower's other properties are titled in Borrower's legal name.
13.9.First Priority Security Interest. Unless Lender otherwise agrees in writing, and subject to the filing of financing statements in all proper locations and the filing of continuation statements when and to the extent required by the Code, Lender has and will continue to have a first priority security interest in all of the Collateral.
13.10.Enforceability of Collateral. To the extent that the Collateral consists of investment property, accounts, chattel paper, electronic chattel paper, general intangibles, payment intangibles, documents, instruments, promissory notes, or supporting obligations, the Collateral is enforceable in accordance with its terms, is genuine, and complies with all applicable laws concerning form, content and manner of preparation and execution, and all persons appearing to be obligated on the Collateral have authority and capacity to contract, and are in fact obligated as they appear to be on the Collateral.
13.11.Taxes. All tax returns and reports of Borrower that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those currently due, or to be contested in good faith, for which adequate reserves have been provided.
13.12.Binding Effect. This Agreement and all Related Documents are valid and binding upon Borrower and each Guarantor, and are legally enforceable in accordance with their terms.
13.13.No Event of Default. No Event of Default exists under this Agreement or under any Related Document, and no event exists which with the lapse of time and failure to cure would become an Event of Default.
13.14.Commercial Loan and Collateral. The Loans and Obligations are being incurred for commercial purpose. The Collateral is, has been, or will be acquired or held for commercial purposes, and is not now, never has been, nor will be used for agricultural purposes.
13.15.Location and Name of Borrower. The location of each Borrower's (a) residence, if such Borrower is an individual or sole proprietorship, or (b) principal place of business, if such Borrower is a business entity that is created by state filings or without any state filings, is recited in the address of each Borrower following its signature to this Agreement or any Addendum or other writing adding such Borrower as a Borrower under this Agreement. The exact legal name of each Borrower is the name indicated in, each Borrower is a duly organized entity of the type described in, and each Borrower's state of organization is the state recited in, the signature block for the Borrower at the end of this Agreement or any Addendum or other writing adding such Borrower as a Borrower under this Agreement.
13.16.Other Name or Entity. Other than as previously disclosed to Lender in writing, Borrower has not changed its legal name, or merged with or into another entity, within the immediately preceding five years.
13.17.Environmental Compliance. Borrower is in compliance with all federal, state and local laws, regulations, ordinances, orders or consent decrees relating to environmental matters. Borrower does not store or use any hazardous materials (as defined in any federal, state or local law, regulation, ordinance, order or consent decree), except in compliance with such environmental laws, regulations, ordinances, orders and consent decrees, and in the ordinary course of business.
13.18.No Undisclosed Guaranties. Other than as disclosed, in writing, or as provided for in this Agreement or Related Documents from Borrower to Lender, Borrower is not a guarantor or surety of the obligations of any other entity or person, and shall not become such a guarantor or surety without the prior written consent of Lender.
13.19.Office of Foreign Assets Control. Neither Borrower nor any Guarantor, nor any person or entity holding any legal or beneficial interest whatsoever in Borrower or any Guarantor, nor any individual executing this Agreement or any other Related Document is: (a) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury ("OFAC"); (b) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; (c) named on the following list that is published by OFAC: "List of Specially Designated Nationals And Blocked Persons"; or (d) otherwise a party with whom Lender is prohibited from doing business pursuant to the regulations of OFAC. If any of the foregoing representations are untrue at any time, an Event of Default under this Agreement will be deemed to have occurred, and Borrower agrees that the terms of its indemnity under the "Indemnification of Lender" paragraph of this Agreement shall apply to any claim, damage, loss, liability or expense Lender shall suffer by reason of Borrower's breach of any representation and warranty contained in the immediately preceding sentence.
13.20.Survival of Representations and Warranties. Lender, without independent investigation, is relying, and will continue to rely, upon the above representations and warranties in extending Loans to Borrower. The above representations and warranties will remain in full force and effect until such time as all Obligations are fully paid and satisfied.

1.AFFIRMATIVE COVENANTS

So long as this Agreement remains in effect, Borrower shall:
14.1.Performance; Notice of Default. Perform and comply with all terms, conditions and provisions of this Agreement and each Related Document, and promptly notify Lender if Borrower knows or has reason to know of any event that may constitute or give rise to an Event of Default.
14.2.Business Operations. Conduct its business affairs in a reasonable and prudent manner and in compliance with all applicable federal, state and municipal laws, ordinances, rules and regulations.
14.3.Licenses, Franchises and Authorizations. Maintain all licenses, franchises, and authorizations that may be necessary or required for
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Borrower to continue its business operations in the future as now conducted. Borrower shall notify Lender upon termination of any license, franchise or other authorization which may be necessary or required for Borrower to continue its business operations.
14.4.Certificates. If and when requested by Lender, provide Lender with a certificate signed by Borrower's principal or executive officer, certifying that, as of the date of each certification, all the representations and warranties set forth in this Agreement and in all Related Documents are and remain true and correct, and further certifying that no Event of Default then exists under this Agreement or under any Related Document.
14.5.Employee Benefit Plans. Maintain each employee benefit plan as to which Borrower may have any liability, in compliance with all applicable law and regulations.
14.6.Financial Records. Maintain, and cause each Guarantor to maintain, financial and accounting records in accordance with generally accepted accounting principles, unless Lender otherwise agrees in writing to some other standard, or in accordance with the standards set by Borrower's New Motor Vehicle Franchisor from time to time. Borrower authorizes Lender to obtain financial, accounting, sales and other information from Borrower's Affiliates and authorizes Borrower's Affiliates to provide financial, accounting, sales and other information to Lender upon request. Borrower authorizes Lender to obtain financial, accounting, sales and other information from Borrower's New Motor Vehicle Franchisor and directs Borrower's New Motor Vehicle Franchisor to provide financial, accounting, sales and other information to Lender upon request. If and when requested by Lender, Borrower shall provide Lender with certified financial statements in such form and containing such information as Lender may require within its discretion. Unless and until certified financial statements are specifically requested by Lender, uncertified signed financial statements will be accepted.
14.7.Insurance. Maintain comprehensive casualty insurance, including fire and other risk insurance, public liability insurance, "floorplan" insurance, garage keeper's insurance, and such other insurance as Lender may require with respect to the Collateral, Borrower's other property and business operations, in such form, amounts and coverages, and with such insurance companies that are reasonably acceptable to Lender ("Insurance Requirements"). If requested by Lender, Borrower shall deliver to Lender from time to time policies or certificates of insurance in a form satisfactory to Lender, including stipulations that coverages will not be canceled or diminished without at least thirty days prior written notice to Lender. The Insurance Requirements are set forth in the Operative Schedule 1.
14.8.Insurance Endorsements. Provide Lender with such lender's loss payable and other endorsements as Lender may require in connection with all policies of insurance covering assets in which Lender holds or is offered a security interest. Each insurance policy must include an endorsement providing that loss payable coverage in favor of Lender will not be impaired in any way by any act, omission or default by Borrower or any other person.
14.9.Insurance Reports. Furnish Lender with reports on each existing policy of insurance showing such information as Lender may reasonably request, including the name of the insurer, the risks insured, the amount of the policy, the property insured, the then current value or the basis on which insurance has been obtained and the manner of determining that value, and the policy expiration date.
14.10.Financial Requirements. Maintain minimum capitalization, minimum net worth, minimum value of Collateral to Loan ratios, and other financial ratios to such amounts and within such percentages as may be acceptable to Lender, in Lender's discretion, and also as may be required by Borrower's New Motor Vehicle Franchisor. Financial requirements and financial ratios may be set forth in the Operative Schedule 1. Borrower acknowledges and agrees that Lender's financial requirements and financial ratios may vary for each of Lender's borrowers within Lender's discretion.
14.11.Examination. Permit Lender to physically or electronically (remotely or on-site) access, examine, audit and copy Borrower's books, records, ledgers, electronic records, computer records, files and programs, including its books and records relating to the Sales of vehicles, including cash receipts, cash receipt journals and books, reports of Sales, customer files, bank statements, online banking records, tax returns, accounts payable and accounts receivable journals, and contracts in transit journals, at all reasonable times, and answer all questions and inquiries, and provide Lender with such additional documentation as Lender may request.
14.12.Inspection. Permit Lender's employees and agents to inspect the Collateral and Borrower's other properties, including all Service Loaner Vehicles and Demonstrator Vehicles, wherever they are located, at any reasonable time. In addition, to the extent required by state or local law, Borrower shall cause each Service Loaner Vehicle and Demonstrator Vehicle to be periodically inspected by appropriate governmental officials or their designees.
14.13.Protection of Collateral. Take all steps necessary to secure the Collateral from loss, damage, theft and destruction.
14.14.Loss, Damage or Destruction. Notify Lender in writing within five Business Days following the time Borrower becomes aware of any material damage, loss, destruction, theft, conversion or disappearance of any Collateral, and immediately notify the appropriate law enforcement officials should Borrower know or believe that any Collateral has been stolen or converted, and certify that this has been done in Borrower's notice to Lender. Upon damage, loss, destruction, theft, conversion or disappearance of an item of Collateral, Lender may, in its sole discretion, demand payment in full of the Amount Financed in connection with such Collateral, and Borrower shall make payment to Lender within two Business Days of demand by Lender. All insurance and other payments that are made as a result of any damage, loss, destruction, theft, conversion or disappearance of any Collateral will be paid to Lender (unless Lender directs Borrower otherwise) for application to the Loans and Obligations in such order and manner as Lender shall determine in Lender's discretion. Alternatively, Lender, in its discretion, may elect to allow Borrower to use such insurance and other payments to repair or replace any of the affected Collateral.
14.15.Collateral Locations. Deliver to Lender a schedule of real properties and Collateral locations relating to Borrower's business operations, including a schedule of all real property owned or being purchased by Borrower, real property being rented or leased by Borrower, storage facilities owned, rented, leased or being used by Borrower, and other properties where any of the Collateral is or may be located. Borrower shall notify Lender, in writing, if Borrower intends to establish additional or different Collateral locations.
14.16.Subordination of Landlord Lien. Cause the owner or lessor of each building or other facility in or at which the Collateral may be located to provide Lender with a written waiver or subordination of any landlord's or other lien to which such a person or entity may be entitled in a form acceptable to Lender. If at any time the Collateral is subject to an interest in favor of an entity other than Lender, Borrower authorizes Lender and each such other entity to exchange whatever information concerning Borrower as they may deem appropriate and waives any right of privacy or confidentiality as to such information. Borrower requests and instructs each other such entity having an interest in the Collateral to fully cooperate with Lender in this regard.
14.17.Change in Borrower's Business Locations. Immediately notify Lender in writing of any change in location of any Borrower's (a) residence, if such Borrower is an individual or sole proprietorship, (b) principal place of business, if such Borrower is a business entity that is created without any state filings, or (c) state of organization, if such Borrower is a business entity that is created by state filings. Borrower will additionally notify Lender immediately in writing of any change in the location where Borrower's books and records are kept. Borrower shall not change the location of its principal place of business without Lender's prior written consent.
14.18.Collateral Schedules. Deliver to Lender such lists, descriptions, and designations of the Collateral as Lender may require to identify the nature, extent, and location of each Collateral item. Borrower shall keep at its principal offices all books and records concerning the Collateral, which books and records shall be of such character as to enable Lender or its designee to determine at any time the status and location of the Collateral.
14.19.Inventory Aging Schedules. Deliver to Lender agings of Borrower's Financed Inventory at such intervals and in such form and containing such information as Lender may require within its discretion.
14.20.Change in Name, Tax Identification Number. Immediately notify Lender in writing of any change in Borrower's: name; assumed business or trade name; federal tax/employer identification number; or type of business entity (e.g., convert from a corporation or partnership into a limited liability company); or Borrower's merger with or into, or acquisition of assets of, another entity.
14.21.Sale or Lease of Financed Inventory and Financed Equipment. Immediately notify Lender in writing of the Sale of each item of
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Borrower's Financed Inventory and Financed Equipment, except for Sales of Financed Inventory in the Ordinary Course of Business.
14.22.Completion of Sale or Lease. Promptly take whatever actions and make whatever filings are necessary to complete the Sale of each item of Financed Inventory, including filing appropriate forms to complete titling and licensing of each Sold vehicle, paying required fees and taxes to the appropriate public officials, and timely paying all liens and encumbrances on trade-in vehicles.
14.23.Titling of Financed Vehicles. Immediately notify Lender should Borrower apply for and obtain a vehicle certificate of title with respect to a vehicle included in Borrower's Financed Inventory or Financed Equipment, including any Special Use Vehicles that may be required to be titled under applicable state law (other than an application for a certificate of title in connection with a bona fide sale or lease of an item of Financed Inventory in the Ordinary Course of Business to Borrower's customer), and cause Lender to be listed as lienholder on such certificate of title. Borrower shall sign whatever additional documents (or permit Lender to do so under Borrower's power of attorney) as may be necessary and proper in Lender's discretion to complete perfection of Lender's security rights and interest with respect to the titled vehicle.
14.24.Other Notifications. Immediately notify Lender of all cases involving the return, "unwind," rejection, repossession, loss or damage of any of the Collateral, any other dispute arising with respect to the Collateral, and all other events in any way materially affecting the Collateral or its value.
14.25.Financial Information. Provide Lender with financial information and statements (including monthly balance sheet and profit and loss statements), bank statements (including online bank statements available through Borrower's online banking systems), audit reports, management letters, lists of assets and liabilities, agings of receivables and payables, budgets, forecasts, projected cash flow statements, and such other reports with respect to Borrower's financial condition and business operations and with respect to Borrower’s Affiliate’s financial condition and business operations at such intervals and in such detail as Lender may request. Borrower authorizes Lender to access financial data, inventory and Sales data and general operational information relating to Borrower compiled and maintained by Borrower's New Motor Vehicle Franchisor.
14.26.Tax Returns. Provide Lender, as soon as possible, but no later than 180 days after the end of each fiscal year, with copies of Borrower's federal, state, and local tax returns.
14.27.Public Filings. Provide Lender with copies of all public filings that Borrower may make to federal and state regulatory agencies and/or to Borrower's shareholders, partners or members.
14.28.Financial Condition. Promptly inform Lender in writing of all material adverse changes in Borrower's and/or each Guarantor's financial condition.
14.29.Legal Action. Promptly inform Lender in writing of all existing and threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower or any Guarantor.
14.30.Lease, Rental and Mortgage Payments. Pay promptly when due all lease, rental and mortgage payments affecting the properties where Borrower conducts business, or where Borrower's Inventory and Equipment are stored or may be found. If and when requested by Lender, Borrower shall provide Lender with evidence that Borrower has timely complied with the requirements of this provision.
14.31.Taxes. Pay promptly when due all taxes, governmental assessments and other fees and charges applicable to Borrower, its business operations, properties and assets, including all federal, state and local sales, use, lease, rental, excise and personal property taxes, and all other taxes, governmental assessments and fees and charges that may be imposed on or in connection with the use, ownership or possession of any Special Use Vehicles by Borrower or its customers, and including taxes in any way related to Sales of Inventory and Equipment. If and when requested by Lender, Borrower shall provide Lender with evidence that Borrower has timely complied with the requirements of this provision.
14.32.Other Payments. Pay promptly when due all contractual obligations calling for the payment of money, and all claims, assessments and charges which constitute, or, if unpaid, may become, a lien, charge or encumbrance upon Borrower's business or any of Borrower's properties or assets.
14.33.Opinion of Counsel. If and when requested by Lender, provide Lender, at Borrower's cost, with an opinion of Borrower's counsel certifying that: (a) Borrower validly exists, and has qualified to do business and is in good standing in each jurisdiction in which Borrower is required to do so; (b) Borrower has obtained all licenses necessary to conduct its business; (c) Borrower has authority to enter into this Agreement and each Related Document; (d) this Agreement and each Related Document constitute and give rise to legal, valid, and binding obligations on the part of Borrower that are enforceable in accordance with their respective terms; and (e) such other matters as may be requested by Lender and by Lender's counsel.
14.34.Communications with Manufacturers, Franchisors, Distributors, Suppliers, Dealers, Auctions, and Account and Other Debtors. Permit and instruct each manufacturer, franchisor, distributor, dealer, auction, and other supplier or financer of Borrower's or its Affiliates' Inventory, and Borrower's account debtors and other payment obligors with respect to any of the Collateral, to respond to direct inquiries and requests for information from Lender with respect to any and all matters and transactions involving Borrower or its Affiliates. Borrower and its Affiliates waive all rights of confidentiality and privacy and instruct their manufacturers, franchisors, distributors, suppliers, inventory financers, dealers, auctions, account debtors, and other payment obligors to provide Lender with whatever information and schedules Lender may request. Borrower and its Affiliates authorize Lender to exchange information with each manufacturer, franchisor, distributor, inventory financer, dealer, auction, and other supplier.
14.35.Use of Loan Proceeds. Use the proceeds of each Loan solely for the purpose previously approved by Lender in writing. If requested by Lender, Borrower shall furnish evidence demonstrating Borrower's compliance with this requirement.

1.NEGATIVE COVENANTS

So long as this Agreement remains in effect, Borrower and its principal owners will not, without Lender's prior written consent:
15.1.Continuity of Operations. (a) Engage in any business activity substantially different from those in which Borrower is presently engaged; (b) cease operations; (c) liquidate, merge, transfer, acquire or consolidate with any other entity; (d) permit any change to take place in the controlling ownership of Borrower; (e) change its name; (f) dissolve or transfer any of Borrower's properties or assets other than in the Ordinary Course of Business; (g) change the location of any Borrower's (i) principal place of business, if such Borrower is a business entity that is created without any state filings, or (ii) state of organization, if such Borrower is a business entity that is created by state filings; (h) change Borrower's legal structure; (i) alter or amend Borrower's capital structure; (j) make any substantial disbursement or use of Borrower's funds except in the Ordinary Course of Business; (k) guarantee or become surety for the obligations of others; or (l) permit Borrower or any of its owners to withdraw money from Borrower's business in any manner other than in the Ordinary Course of Business.
15.2.Sales and Management Agreements. Enter into an agreement: (a) to sell, in the aggregate, more than 10% of the equity ownership of Borrower; (b) over any period of time, to sell or otherwise transfer (other than in the Ordinary Course of Business) more than 20% of Borrower's assets; or (c) to allow another entity or individual to assume or take over the operations and management of Borrower's business in any significant respect.
15.3.Prohibited Overdrafts. Overdraw, write checks on, electronically transfer funds, transfer funds, or withdraw funds from Borrower's Operating Account when there are insufficient collected funds on deposit in the Operating Account to pay the check, EFT, fund transfer or withdrawal.
15.4.Additional Indebtedness. Create any indebtedness for money borrowed other than from Lender, with the exception of debt incurred in the ordinary course of business in an amount of not more than $100,000.00.
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15.5.Additional Security Interests. Create, permit or suffer to exist any lien or other encumbrance to be levied on or to become a charge against Borrower's business or any of its properties, assets, operations, products, income or securities, other than: (a) mortgages, deeds of trust, liens or other encumbrances in favor of Lender; (b) liens for taxes not delinquent or being contested in good faith; and (c) liens of mechanics or materialmen arising in the Ordinary Course of Business with respect to liabilities which are not overdue or which are being contested in good faith.
15.6.Inventory Advance from another Lender. Obtain an advance for the acquisition of Inventory from a source other than Lender.
15.7.Deterioration of Financial Requirements. Permit the Financial Requirements to be less than those amounts specified in the Operative Schedule 1.
15.8.Bona Fide Goods. Purchase Inventory or Equipment, or request an Advance for Inventory or Equipment which Borrower knows, or has reason to know (a) has been used in the commission of a crime, or (b) is being purchased from a seller who does not have title to said Inventory or Equipment.

1.EVENTS OF DEFAULT

The following are Events of Default under this Agreement:

16.1.Payment Default. Should Borrower fail to make any payment of principal, interest or Charges as provided in this Agreement or in any Related Document when due.
16.2.Other Defaults. Should Borrower fail to comply with or perform under any term, condition or covenant of this Agreement or any Related Document.
16.3.Defaults in Favor of Other Creditors. Should Borrower default under any material loan, indebtedness, obligation, or agreement in favor of any other person or entity, in any way related to the conduct of Borrower's business.
16.4.Creditor Actions. Should any other creditor attempt to take or exercise against any of the Collateral, or against any of Borrower's or any Guarantor's other property or assets.
16.5.Filing of a Tax Lien. Except as provided in this Agreement, should a tax lien or notice of tax lien be filed against Borrower or against any of its property or assets.
16.6.Termination of Franchise. Should any manufacturer, distributor, or supplier of Borrower's new vehicle Inventory for any reason terminate Borrower's franchise, sales & service agreement, or other rights to operate as an authorized dealer.
16.7.Defective Collateralization. Should Lender for any reason not acquire or ever cease to have a first priority security interest in the Collateral.
16.8.Insolvency. Should Borrower, any principal of any entity Borrower, or any Guarantor become insolvent, or apply for, or be involuntarily placed in, bankruptcy or other relief from creditors.
16.9.Withdrawal of Guaranty. Should any Guarantor withdraw its guaranty.
16.10.Borrower's, Borrower's Principal's or Guarantor's Death, Dissolution or Merger. Should any individual Borrower, any principal of any entity Borrower, or any Guarantor die, or any entity Borrower or Guarantor dissolve or merge with another entity, unless such Borrower, principal or Guarantor is replaced with another Borrower, principal or Guarantor acceptable to Lender, in its discretion, within sixty days of the occurrence of death, dissolution or merger.
16.11.Criminal Actions. Should any individual Borrower, any principal of any entity Borrower, or any Guarantor be indicted or convicted of either a (a) felony, or (b) misdemeanor involving fraud.
16.12.Destruction of Documents. Should Borrower or any agent or employee of Borrower destroy any documents, books, records, papers, accounts, chattel paper, electronic chattel paper, instruments, promissory notes, general intangibles, payment intangibles, supporting obligations, contract rights, licenses, software or any similar types of tangible or intangible property relating to or comprising part of the Collateral.
16.13.Termination of Related Document. Should any party (other than Lender) to a deposit account control agreement, landlord lien waiver, intercreditor agreement or subordination agreement, to which Lender is a party, provide notice of termination or terminate such deposit account control agreement, landlord lien waiver, intercreditor agreement or subordination agreement, or should Lender receive a written demand from Borrower or another lender for termination of Lender's UCC-1 financing statement filed in connection with Borrower.
16.14.Legal Action against Lender. Should any legal action be instituted against Lender arising out of or in connection with this Agreement or the relationship established by this Agreement.
16.15.Legal Action against Borrower. Should any legal action be instituted against Borrower for an amount in excess of $300,000.00 for which Borrower does not have insurance coverage.
16.16.False Statements. Should any representation, warranty or statement made to Lender under this Agreement, or under any Related Document, or in connection with any Loan or Obligation, prove to be or become false or misleading in any material respect.
16.17.Adverse Change. Should there be a material adverse change in Borrower's or any Guarantor's financial condition, or should Lender reasonably believe the prospect of Borrower's payment or performance to be impaired.
16.18.Insecurity. Should Lender reasonably deem itself insecure with regard to payment of any Obligation, or should Lender reasonably believe that any of the Collateral is in danger of misuse, loss, seizure or confiscation, substantial damage or destruction, or other disposition not authorized under this Agreement.

1.LENDER'S RIGHTS AND REMEDIES IN EVENT OF DEFAULT

Lender shall have the following rights and remedies after the occurrence of any Event of Default:
17.1.Security Rights and Remedies. Lender shall have all of the rights and remedies available to a secured party generally under the Code, federal law and the laws of each state or jurisdiction where the Collateral may be located at the time of or following the occurrence of an Event of Default.
17.2.Right to Demand Payment. Lender may demand immediate payment in full of all Loans and Obligations, including principal, interest, Charges and lender representative fees and expenses.
17.3.Right to Appoint Lender Representative. Lender may, without the necessity of first bringing an action or proceeding against Borrower before a court of competent jurisdiction, appoint a lender representative to take the following actions: (a) to enter the premises and other locations where Borrower conducts business, and to remain on premises for such time as the lender representative may deem necessary and appropriate; (b) to take constructive or actual possession and control over Borrower's Inventory and Equipment and other Collateral; (c) to take possession and control over certificates of origin and titles with respect to each vehicle comprising Borrower's Inventory; (d) to take possession and control over the keys to each vehicle comprising part of Borrower's Inventory; (e) to take constructive or actual possession and control over all documents, files, "deal jackets," books, records, papers, accounts, chattel paper, electronic chattel paper, instruments, promissory notes, general intangibles, payment intangibles,
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supporting obligations, contract rights, licenses, software or any similar types of tangible or intangible property relating to or comprising part of the Collateral; (f) to receive payment of all Collateral proceeds; and/or (g) to take whatever additional actions the lender representative may deem within his sole judgment and discretion to be necessary and proper to protect and preserve the Collateral, and to carry out, protect and preserve Lender's security rights and remedies. The lender representative need not be independent and may be an employee of Lender. The lender representative shall have no fiduciary duty or obligation to Borrower or to any Guarantor. Borrower shall fully cooperate with the lender representative and shall provide the lender representative with such offices and other facilities as the lender representative may reasonably request, and provide lender representative with full access to Borrower's books, computers and records, including electronic records, Borrower's daily bank statements, and Borrower's online bank statements. Borrower shall pay the reasonable fees and expenses of the lender representative, which obligation shall be secured by the Collateral. Lender's appointment of a lender representative shall not impair or in any way prejudice the rights of Lender to exercise any of its other security rights and remedies as provided under this Agreement, or under any Related Document, or under applicable law. Lender and Borrower agree, acknowledge and understand that, in the event a lender representative is appointed, the business and operations of Borrower shall continue to be controlled and managed by Borrower and its principals, and not by Lender. Borrower, and not Lender, shall have the sole responsibility for payment of Borrower's taxes, rent and other obligations. Neither this Agreement nor the presence of any representative of Lender on Borrower's premises shall make or constitute Lender or Lender's representative as an agent for Borrower, nor shall it make or constitute Borrower as an agent for Lender for any purpose whatsoever.
17.4.Right to Take Possession of Collateral. Lender may take possession of the Collateral wherever located, even if the Collateral is then in the possession of a third party. Immediately following Lender's demand, Borrower shall deliver, or cause to be delivered, to Lender or its designee all Collateral then in Borrower's possession, or in the possession of any third party over which Borrower may exercise control. Borrower shall further deliver or cause to be delivered to Lender all books, records, files, computer disks and software in any way relating to the Collateral. If and when requested by Lender, Borrower shall assemble the Collateral and make it available to Lender at a place or at such places as Lender may designate. Lender may enter upon Borrower's property, or the property of a third party where any of the Collateral may then be located, and take possession of and remove the Collateral or store the Collateral on Borrower's property and sell some or all of the Collateral from Borrower's property, in Lender's discretion.
17.5.Vehicle Sales Proceeds Account. Upon demand by Lender, Borrower shall open or maintain a Vehicle Sales Proceeds Account. All proceeds of the Sale of Inventory, including EFTs, down payments, proceeds of trade-in vehicles, and payments from financial institutions financing the Sale of any vehicle, shall be segregated and placed in said account within twenty-four hours of Borrower's receipt of proceeds. Said account shall be opened at a bank of Borrower's choice which is in no way affiliated with Borrower's present bank, which bank shall execute Lender's standard Deposit Account Control Agreement or a form of control agreement acceptable to Lender in its discretion. Borrower shall not enter into any other banking relationship with the bank in which said account is located. Borrower will immediately instruct all retail finance sources which use EFTs to fund retail contracts or leases to immediately redirect all EFTs to the account referred to in this paragraph. Borrower shall disburse funds from said account only per the terms of this Agreement.
17.6.Lock Box. Lender may require Borrower to institute procedures under which Collateral proceeds will be paid directly into a "lock box" account maintained with a bank or other depository designated by Lender. All or any portion of the Collateral proceeds received in such a lock box account may be, at Lender's discretion: (a) paid and turned over to Borrower; (b) paid and turned over to Lender to be applied to Borrower's then Obligations; (c) paid and turned over to Lender to be retained as cash collateral; or (d) any combination of the above as Lender may determine from time to time.
17.7.Notice to Account and Other Debtors to Make Payments Directly to Lender. Lender may notify Borrower's account debtors and other payment obligors (including purchasers of chattel paper, banks and other depositories) to make payment of amounts on which Lender has a security interest directly to Lender. This includes notice to manufacturers, distributors and suppliers of Borrower's Inventory and Equipment, who may be obligated to make any form of payment to Borrower, including payment of what are known as "factory credits" or other incentive payments. Borrower unconditionally and irrevocably authorizes and instructs each of its account debtors and payment obligors to make payment directly to Lender as instructed. Lender may collect such payments and apply such amounts to Borrower's then outstanding Loans and Obligations, and/or Lender may retain such amounts as cash collateral.
17.8.Right to Collect Payments. Lender may collect and enforce payment of all accounts, general intangibles, payment intangibles, chattel paper, electronic chattel paper, instruments, promissory notes, documents, supporting obligations, contract rights or any similar types of tangible or intangible property that may be included in the Collateral, and may instruct each obligated person or entity to make payment directly to Lender.
17.9.Right to Exercise Control. Lender may exercise its rights under any Deposit Account Control Agreement or other control agreement with regard to the Collateral or any similar agreement with regard to the Collateral.
17.10.Right of Setoff. Lender may set off and apply any and all credits, monies, or properties of Borrower or Guarantor in Lender's possession or control against any Obligations then owed by Borrower or Guarantor to Lender.
17.11.Legal Proceedings at Law or in Equity. Lender may institute legal proceedings, at law or in equity, to enforce any and all provisional and other remedies it may have, in law or in equity, including an action or proceeding for possession of Collateral, a temporary restraining order, injunctive relief, an order for an accounting, and the appointment of a receiver or examiner. Lender may apply for, and obtain, such relief on an ex parte basis, on shortened notice, or otherwise. The costs and expenses of such relief, including Legal Costs, any accounting and the expense of a receiver or examiner, shall constitute an additional Obligation under this Agreement and be secured by the Collateral.
17.12.Right to Sell Collateral at Public or Private Sale. Lender may sell all or any part of the Collateral at one or more public or private sales at any time Lender may elect, without the necessity of filing suit against Borrower or against any Guarantor, and without the necessity of additional demand for payment or appraisal. Any requirement of reasonable notice shall be satisfied if Lender mails notice by ordinary mail addressed to the last address of Borrower and Guarantor appearing in Lender's records at least ten days in advance of the time and place of public sale, or the date after which private sale may take place, and the notice sets forth a brief description of the Collateral to be sold, describing the Collateral by type (e.g., Inventory or Equipment). Any public or private sale of Collateral shall be conclusively deemed to be conducted in a commercially reasonable manner if it is made consistent with the standard of similar sales of collateral by other institutions providing inventory financing credit facilities to new motor vehicle dealers. Additionally, sale of the Collateral at a dealer auction, online dealer auction or recognized internet dealer auction shall be deemed to be a private sale, and shall be conclusively deemed to be conducted in a commercially reasonable manner for all purposes. Any private sale of Collateral to the manufacturer, distributor or supplier of such Collateral pursuant to pre-existing agreements or other similar agreements, or statutory requirement, shall be conclusively deemed to be conducted in a commercially reasonable manner for all purposes. Lender has no obligation to recondition or otherwise prepare the Collateral for any sale and may, upon any sale of the Collateral, specifically disclaim any warranties of title or fitness or any similar warranties. Lender may comply with any applicable state or federal law requirements in connection with the Collateral, and the disposition or sale thereof and such compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
17.13.Sales on Credit. If Lender sells any of the Collateral on credit, the Loans and Obligations will be credited only with payments actually made by the purchaser of the Collateral that are received by Lender. In the event the purchaser fails to pay for the Collateral, Lender may resell the Collateral, and the proceeds of sale shall be applied to the Loans and Obligations. No portion of the unpaid sales price will be credited against the Loans or the Obligations.
17.14.Strict Foreclosure. Borrower acknowledges and agrees that: (a) some or all of the Collateral may be retained by Lender in either full or partial satisfaction of the Loans and Obligations, as determined by Lender; (b) Borrower will remain liable to Lender for any deficiency amount remaining due pursuant to the Loans and Obligations after the crediting of value received by Lender as a result of the Collateral that was so retained; and (c) repossession of some or all of the
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Collateral by Lender shall not constitute a retention of the Collateral in either full or partial satisfaction of the Loans and Obligations unless Lender notifies Borrower in writing that Lender is retaining some or all of the Collateral in partial or full satisfaction of the Loans and Obligations.
17.15.Right to Cancel Purchases of Inventory and Equipment; Return of Goods. Lender may require Borrower to, or Lender may in Borrower's stead, notify any manufacturer, distributor, dealer, auction, or other supplier of Borrower's Inventory, Equipment or other goods to cancel any purchase or purchases and, when appropriate and permitted, to return the purchased goods for credit. To the extent that Borrower has previously paid the manufacturer, distributor, dealer, auction, or other supplier for the returned goods, Lender may direct the manufacturer, distributor, dealer, auction or other supplier to make appropriate payment directly to Lender to be applied at Lender's option against Borrower's then-outstanding Obligations, or held as additional cash collateral.
17.16.Right to Use Dealership Premises. In the event Borrower is the owner of the premises upon which Borrower conducts business or stores the Collateral ("Dealership Premises"), Lender may enter into and occupy the Dealership Premises for the purpose of removing the Collateral, storing the Collateral, conducting Sales of the Collateral from the Dealership Premises, and for such other purposes as Lender may determine. Lender shall not be responsible to pay rent, taxes, or other payments with respect to the Dealership Premises when Lender is occupying the Dealership Premises for the purposes set forth above. Lender may, in its discretion, change all locks, otherwise alter security devices, or install or engage security measures relating to access to the Dealership Premises for the purpose of securing the Collateral.
17.17.Application of Proceeds. All proceeds derived from the collection, sale, or other disposition of the Collateral will be applied first to reimbursement of all expenses incurred by Lender in exercising and enforcing its security rights and remedies, including reimbursement of Lender's Legal Costs and lender representative fees and expenses, and then to the payment of Borrower's Loans and Obligations in such order and with such priorities as Lender may determine within its discretion. Borrower shall reimburse Lender for all of its expenses in exercising and enforcing its security rights and remedies under this Agreement and any Related Document (including Lender's Legal Costs and lender representative fees and expenses), which amounts are additional Obligations secured by the Collateral.
17.18.Waiver of Right of Marshaling. Borrower waives any right to require Lender to deal with or dispose of the Collateral in any particular manner or in any particular order, such as the right to require marshaling of assets or other applicable remedies.
17.19.Cumulative Remedies. All of Lender's rights and remedies, whether under this Agreement or under any Related Document, or under applicable law, are cumulative and may be exercised singularly or concurrently. Lender's election to pursue any particular remedy will not preclude Lender from pursuing any other remedy. Lender's election to make expenditure or to take any action to perform an obligation of Borrower, under this Agreement or otherwise, after Borrower's failure to do so, will not affect Lender's right to declare an Event of Default to exist, or otherwise preclude Lender from exercising any of its rights or remedies.
17.20.Electronic Actions. All rights and remedies of Lender under this Agreement may be performed and accomplished electronically to the extent otherwise permitted by applicable law, including electronic filings, electronic notices, electronic accountings and electronic enforcement, collection, realization and foreclosure activities.
17.21.Louisiana Default Remedies under Chapter 9 of Louisiana Law. This subsection shall apply to any of the Collateral (including any Collateral proceeds) that, at any time, is or may be located in the State of Louisiana, or otherwise be subject to the application of Louisiana law in any respect (the "Louisiana Collateral"). Upon the occurrence of any Event of Default, Lender shall have the following rights and remedies with respect to the Louisiana Collateral, which rights and remedies are in addition to, and not in lieu or limitation of, any other rights and remedies that may be available to Lender under this Agreement, under Chapter 9 of the Louisiana Commercial Laws, under the Code in effect in any state other than Louisiana, or at law or equity generally:
17.22.Lender may cause the Louisiana Collateral, or any part or parts thereof, to be immediately seized wherever found, and sold, under ordinary or executory process, in accordance with applicable Louisiana law, to the highest bidder for cash, with or without appraisement, without the necessity of making additional demand, or notifying Borrower, or placing Borrower in default.
17.23.For purposes of foreclosure under Louisiana executory process procedures, Borrower confesses judgment and acknowledges to be indebted unto and in favor of Lender up to the full amount of Borrower's secured Obligations, in principle, interest, costs, expenses, attorneys' fees, and other fees and charges. To the extent permitted under applicable Louisiana law, Borrower additionally waives: (a) the benefit of appraisal as provided in Articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedure and all other laws with regard to appraisal upon judicial sale; (b) any right to receive demand for payment from the court prior to the court issuing a writ of seizure and sale; (c) the notice of seizure as provided under Articles 2293 and 2721 of the Louisiana Code of Civil Procedure; (d) the three days' delay provided under Articles 2331 and 2722 of the Louisiana Code of Civil Procedure; and (e) all other benefits provided under Articles 2331, 2722 and 2723 of the Louisiana Code of Civil Procedure and all other Articles not specifically mentioned above.
17.24.Should any of the Louisiana Collateral be seized as an incident to an action for the recognition and enforcement of this Agreement, by executory process, sequestration, attachment, writ of fieri facias or otherwise, Borrower agrees that the court issuing any such order shall, if requested by Lender, appoint Lender or any person or entity named by Lender at the time such seizure is requested, or at any time thereafter, as keeper of the Louisiana Collateral as provided under La. R.S. §9:5136, et seq. Borrower agrees to pay the reasonable fees and expenses of such keeper, which compensation to the keeper shall also be a part of the secured Obligations under this Agreement.
17.25.Should it become necessary for Lender to foreclose against the Louisiana Collateral, all declarations of fact that are made under an authentic act before a Notary Public in the presence of two witnesses, by a person declaring such facts to lie within his or her knowledge, shall constitute authentic evidence for purposes of executory process and also for purposes of La. R.S. §9:3509.1, La. R.S. §9:3504(D)(6), and La. R.S. §10:9-629, as applicable.

1.TERMINATION OF ADDITIONAL BORROWINGS

18.1.Termination by Borrower. Borrower may, at any time and for any or no reason, advise Lender in writing that Borrower will no longer request that Lender make additional Advances and Loans under this Agreement. If there is more than one Borrower, that Borrower may terminate future borrowings only with respect to itself, and not with respect to additional Borrowers subject to this Agreement. Except as otherwise provided herein, at the time of sending this notice, Borrower shall immediately pay to Lender all Loans and Obligations then outstanding.
18.2.Termination by Lender. Lender may, at any time (whether or not an Event of Default then exists), and for any or no reason, with or without cause, terminate the ability of Borrower (or any Borrower) to request and obtain additional Advances and Loans, under this Agreement or otherwise. Should Lender terminate future borrowings under this Agreement, Lender may demand payment of all then outstanding Loans and Obligations. If Borrower is not in default hereunder, Borrower shall make payment within sixty days of demand by Lender. If Borrower is in default hereunder, Borrower shall make payment immediately upon demand.
18.3.Cancellation of Lender's Security Rights and Interest. Lender will have no obligation whatsoever to cancel or otherwise terminate its continuing security rights and interest under this Agreement, or the continuing obligations of each Guarantor under their respective guaranties, unless and until Lender is completely satisfied that all Loans and Obligations (including possible contingent Obligations) have been fully paid and satisfied. Only then may Lender agree to cancel and release its security interest from the public records, and to release each Guarantor from its obligations.

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1.PROTECTIONS AND RIGHTS OF LENDER

19.1.Additional Protective Advances. Lender may, at its discretion, without any obligation to do so, and without the consent of Borrower, take whatever actions on Borrower's behalf as Lender may deem necessary and proper to permit Lender to obtain full recovery and payment of all Obligations and to protect the Collateral. Specifically, but without limitation, Lender may: (a) purchase and maintain insurance on the Collateral and Borrower's other properties, assets, and business operations; (b) pay taxes and governmental assessments on Borrower's behalf; and (c) compromise or otherwise satisfy any claim that a third party may assert against the Collateral, or against Borrower or its property (including the payment of liens or claims against any Collateral). The payment of any of the foregoing, together with the costs and expenses (including Legal Costs and lender representative fees and expenses) incurred in connection with the matter for which the payment is made by Lender, shall be considered to be an Advance. All such Advances, together with interest at the rate or rates then applicable to Borrower's Loans, will be considered as an additional Obligation secured by the Collateral. Lender's judgment in making any Advance provided for in this section shall be conclusive and binding on Borrower.
19.2.Indemnification of Lender. Borrower shall indemnify, defend and save, and hold Lender, its subsidiaries, and their officers, directors, members, employees, agents, representatives, and attorneys, harmless from any and all claims, demands, actions, causes of action, lawsuits, obligations, damages, losses, Legal Costs, liabilities, penalties, fines and forfeitures, arising out of or in any way occasioned by this Agreement, any Loan or Obligation, or other relationship between the parties, including (a) Borrower's failure to promptly and properly take any act or report any event or fact to Lender as may be required under this Agreement, and (b) bodily injury, death or property damage caused by or arising from the ownership, maintenance, use or operation of any Service Loaner Vehicle and Demonstrator Vehicle. Any defense provided pursuant to this Agreement shall be with counsel selected by Lender. This indemnification shall survive the termination of this Agreement.
19.3.Use of Tracking Devices. Borrower consents to Lender's use of any tracking device in or on any item of Inventory or Equipment.
19.4.Delivery of Vehicle Certificates of Origin and Titles. Lender may, at any time, for any or no reason, with or without cause, require Borrower to deliver to Lender, or to Lender's designee, the certificate of origin or manufacturer statement of origin with respect to each new vehicle, and the original certificate of title or registration with respect to each used, Special Use Vehicle, lease or rental vehicle, comprising part of Borrower's Inventory subject to this Agreement. Lender may retain physical possession of the certificates until such time as the particular vehicle is sold in the Ordinary Course of Business, and Borrower pays over the Collateral proceeds to Lender.

1.POWER OF ATTORNEY

Borrower irrevocably appoints Lender, acting through any of its officers or employees, as its true and lawful attorney-in-fact, coupled with an interest, and with full power of substitution, to perform the following actions in Borrower's name, place and stead as if fully done by Borrower:

20.1.At any time: (a) notify manufacturers, distributors, dealers, auctions and other suppliers of Borrower's Inventory and Equipment that they are authorized to accept payment from Lender for Inventory and Equipment that Lender may finance pursuant to this Agreement; and (b) perform such acts as may be required of Borrower under this Agreement or under any Related Document, but which Borrower may not fully, or may refuse to, perform for any or no reason, or that Borrower may delay in performing.
20.2.If an Event of Default exists: (a) demand, collect, receive, receipt for, sue and recover all sums of money or other property which may now and in the future become due, owing or payable from the Collateral; (b) settle or compromise any and all claims arising under the Collateral, and execute and deliver a release and settlement for the claim; and (c) file any insurance or other claim or take any action or institute or take part in any proceeding, either in Lender's own name or in Borrower's name.
20.3.If an Event of Default exists or the applicable document or instrument to be signed has first been presented to Borrower for execution: (a) sign Borrower's name on any and all agreements or documents that are necessary and proper to carry out and enforce Lender's security rights and interests; (b) sign Borrower's name on any motor vehicle bill of sale, or certificate of title or registration, or application or form submitted to a public agency; (c) execute, sign and endorse Borrower's name to any and all claims, insurance claims, instruments, receipts, checks, drafts or warrants; (d) sign Borrower's name to any subordination of landlord's lien, and notify and obtain waivers of any landlord's lien with respect to any facility leased or rented by Borrower, or in or at which any of the Collateral may be kept or stored; (e) sign Borrower's name to any deposit account control agreement or other control agreement, and notify Borrower's depository bank or other third party to such agreement; and (f) sign Borrower's name to any notice of assignment of factory credits and other payments, and notify the manufacturers, distributors, and suppliers of Borrower's Inventory, Equipment and other Collateral.
20.4.Lender may take any and all of the above actions as Lender may deem to be necessary and proper within Lender's discretion, and without any obligation to do so. This power of attorney is given as security for Borrower's Loans and Obligations, and the authority conferred on Lender is irrevocable and will remain in full force and effect until renounced by Lender in writing or upon payment in full of all of Borrower's Loans and Obligations, at which time it shall terminate. Borrower shall execute Lender's Special Power of Attorney form, or other similar form satisfactory to Lender, in its discretion.

1.MISCELLANEOUS PROVISIONS

21.1.Not an Agent of Borrower. The parties agree, acknowledge and understand that the relationship between Borrower and Lender created by this Agreement shall not be construed as creating any partnership, joint venture or agency between Lender and Borrower. The parties agree, acknowledge and understand that the business and operations of Borrower shall be controlled and managed by Borrower and its principals, and not by Lender. Borrower, and not Lender, shall have the sole responsibility for payment of Borrower's taxes, rent, payroll and other obligations.
21.2.Not an Agent of New Motor Vehicle Franchisor. The parties agree, acknowledge and understand that Lender is not, and shall not be deemed to be, the agent, employee or alter ego of Borrower's New Motor Vehicle Franchisor. The parties agree, acknowledge and understand that Lender does not represent the interest of any New Motor Vehicle Franchisor, and that Lender is not under the control of any New Motor Vehicle Franchisor. Borrower acknowledges and agrees that Borrower has absolutely no obligation to obtain inventory financing or any loans from Lender, and that the inventory financing industry is highly competitive, and Borrower has several alternative sources of inventory financing other than Lender. Subject only to the express terms and conditions of this Agreement, Borrower may, at any time, seek and obtain inventory financing from any other bank, creditor or other financial institution other than Lender.
21.3.Notification to Interested Parties. Lender has the right, but not the obligation, to notify Guarantors, sureties, manufacturers, distributors, suppliers, and other third parties of the provisions of this Agreement and Borrower's performance, or failure to perform, pursuant to this Agreement. In the event Borrower or its Affiliates has a wholesale inventory credit facility with a lender other than Lender, Borrower and its Affiliates irrevocably consent to the disclosure of financial information between Lender and such other lender, and waives any right of privacy or confidentiality as to such information. Borrower and its Affiliates direct such other lender to provide financial information to Lender upon request.
21.4.Amendment and Replacement of Prior Agreements. This Agreement replaces and supersedes all prior written and verbal understandings between the parties with respect to all matters discussed in or relating to this Agreement. To the extent that any prior Related Document is not replaced with a new Related Document, the prior Related Document will remain in full force and effect. All financing statements now in effect and in any way related to the Collateral will remain in full force and effect until terminated by Lender.
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21.5.Amendments to this Agreement. Except as provided herein through the use of a Change Notice by Lender, no term or provision of this Agreement will be deemed to be altered or amended in any way unless such an amendment or alteration is contained in a separate written instrument signed by Borrower and Lender. No conduct or course of dealing on the part of Lender, or any oral statement on the part of Lender's officers, employees, agents, or attorneys, may be construed by Borrower, or by Borrower's owners, principals or management officials, or by any Guarantor, or by any court of law or in arbitration, to amend, alter or in any way modify the provisions of this Agreement, or the relationship of the parties, or the obligation of any party to any other person or entity.
21.6.Construction of Agreement. In this Agreement, singular words include the plural, and plural words include the singular. The term "including" or "includes" means including (or includes) but not limited to. This Agreement has been negotiated at arms' length and between persons sophisticated and knowledgeable in matters dealt with in this Agreement. Accordingly, any rule of law, statute, legal decision or common law principle that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived. Borrower understands, agrees and acknowledges that this Agreement and the Related Documents have been drafted for the purpose, and with the intent, of the protection of Lender, and the provisions of this Agreement shall be interpreted in a reasonable manner to effect said purpose and intent. In the event of any alleged ambiguity, inconsistency, or defect in the terms of this Agreement or any Related Document, such term shall be construed in favor of protection of Lender, notwithstanding contrary rules of construction that may be alleged to apply.
21.7.Manufacturers, Distributors and Suppliers not Third-Party Beneficiaries. There are no third-party beneficiaries to this Agreement. Lender shall have no liability to any manufacturer, franchisor, distributor, dealer, auction, or other supplier of Inventory, Equipment or other goods purchased or not purchased by Borrower. These entities are not third-party beneficiaries under this Agreement, and have no right to rely upon the willingness of Lender to make Loans or to issue commitments to make Loans to Borrower.
21.8.Review by Borrower's and Guarantors' Counsel. Borrower and each Guarantor have had an opportunity to review the contents of this Agreement with counsel of their choice.
21.9.Review by Borrower's and Guarantors' Financial Advisors and Accountants. Borrower and each Guarantor have had an opportunity to review the contents of this Agreement, and the financial effects thereof, with their financial advisors and accountants.
21.10.Multiple Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed an original instrument. The signatures of Lender and Borrower, exchanged via fax or e-mail, shall constitute and be deemed an original signature for all purposes.
21.11.Electronic Storage; Reproduction Deemed an Original. Lender may electronically store and preserve this Agreement and all Related Documents, and discard and otherwise destroy the original signed documents. Any reproduction of this Agreement or of a Related Document derived from Lender's electronic storage system will be deemed to be original and authentic, and may serve in the place of the original signed document for all purposes.
21.12.Applicable Law. This Agreement, each Related Document and the relationships of the parties are subject to, and are to be construed in accordance with, the laws of the state in which each particular Borrower has its principal place of business, regardless of the conflict of law rules of that state.
21.13.Captioned Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement
21.14.Legal Costs. Borrower shall reimburse Lender for all of Lender's Legal Costs incurred in connection with: modification, enforcement and collection of this Agreement or any Related Document, and of all Loans or Obligations; any workout agreement between the parties; any bankruptcy proceeding by Borrower or any Guarantor, including efforts to modify or vacate the automatic stay; and any defense of any claim or action with respect to this Agreement, any Related Document, the Loans, or the Obligations.
21.15.Notices. Any notices or other communication required or permitted to be given to Lender pursuant to this Agreement or any Related Document must be given in writing and must be transmitted by a national overnight delivery service or by certified mail, return receipt requested, to Lender's address specified in this Agreement, or to any other address that Lender may specify, in writing, from time to time. Any notice will be considered given on the date Lender acknowledges receipt from the overnight delivery service or the date the return receipt is executed. Any notices or other communication required or permitted to be given to Borrower pursuant to this Agreement or any Related Document must be given in writing, and must be personally delivered, transmitted by any national overnight delivery service, by certified mail, return receipt requested, or by U.S. Mail for regular delivery to Borrower's current address found in Lender's files and records, or by upload of a file to a website regularly used for communication by Lender to Borrower or by e-mail to Borrower at an e-mail address regularly used for communication by Lender to Borrower. Notice will be deemed given on the date it is personally delivered, uploaded to a website or e-mailed, or one day after transmitting by overnight delivery service, or the date the return receipt is executed, or five (5) days after regular mailing by U.S. Mail.
21.16.Severability. If a court finds any provision of this Agreement, or any Related Document, to be invalid or unenforceable, the offending provision will be deemed to be modified to be within the limits of enforceability or validity. However, if this cannot be done, the offending provision will be deemed to be stricken and all other provisions of this Agreement will remain valid, enforceable and in effect.
21.17.Joint and Several Liability; Binding Effect and Assignment. Borrower and each Guarantor are obligated under this Agreement and under each Related Document on a joint and several basis. Each and every covenant and obligation of this Agreement and all Related Documents shall be binding upon Borrower and on each Guarantor, and shall be further binding on each of their successors, heirs, representatives and assigns. Notwithstanding the foregoing, Borrower may not assign its rights or obligations hereunder without Lender's prior written consent. Lender may assign its rights hereunder with or without notice to Borrower.
21.18.Unconditional and Irrevocable Nature of Agreements and Consents. Borrower's and each Guarantor's covenants, agreements and consents under this Agreement and under each Related Document are unconditional and irrevocable, and may not be withdrawn or otherwise revoked by Borrower or by any Guarantor under any circumstance, other than as a result of Lender's prior written consent, which Lender has the right to reject or withhold for any or no reason.
21.19.Sole Discretion of Lender. Except as otherwise expressly provided in this Agreement, whenever Lender's agreement, consent or approval is required under this Agreement or under any Related Document, Lender's decision whether to agree, consent or approve will be in the sole, exclusive and subjective business discretion of Lender, and Lender's decision will be final and conclusive.
21.20.No Waiver of Rights. Lender will not be deemed to waive any right or remedy under this Agreement or under any Related Document unless the waiver is in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right or remedy may be construed by Borrower, or by Borrower's owners, principals or management officials, or by any Guarantor, or by any court of law or in arbitration, as a waiver or forbearance of any such right or remedy or of any other right or remedy that may be available to Lender. Lender's written waiver of a provision of this Agreement or any Related Document will not prejudice, and may not in any way be construed as a waiver of, Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement or any Related Document. No course of dealing between Lender and Borrower, or between Lender and any Guarantor, may be construed as a waiver of any of Lender's rights or remedies, or of any obligation of Borrower or any Guarantor.
21.21.Damages Waiver and Limitation. Borrower waives, to the maximum extent permitted by law, any right Borrower may have to claim or recover from Lender any indirect, consequential, exemplary or punitive damages arising out of or in connection with this Agreement or any Related Document, or the subject matter of this Agreement or any Related Document, the Loans or Obligations, or any other relationship between Borrower and Lender. Additionally, Borrower's damages, if any, are expressly limited to the actual dollar amount of Borrower's economic or financial loss, and any claim by Borrower for loss of future profits shall be limited to not more than twelve (12) months from accrual of the claim for such future profits, and shall, in no event, total an amount, directly, indirectly, or by way of offset or otherwise, in excess of the total interest actually paid by Borrower to Lender in the twelve (12) months immediately preceding accrual of such claim for loss of future profits.
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21.22.Consent to Jurisdiction and Venue. In the event Borrower should ever file a lawsuit or assert a claim or counter-claim against Lender in any way related to this Agreement, any Related Document, or any other instrument or document executed in connection with any Obligation, Borrower unconditionally agrees to assert such a claim in the form of a lawsuit or an arbitration commenced only in a federal court located in the Northern District of Texas or a state court in Tarrant County, Texas, and Borrower waives any objection based on forum non conveniens and any objection to venue in connection with any such action or proceeding. Should Lender ever file a lawsuit or assert a claim or counter-claim against Borrower in any way related to this Agreement, any Related Document, or any other instrument or document executed in connection with any Obligation, Borrower agrees that Lender may, in Lender's discretion, do so before the state or federal courts located in the state or county where Borrower resides, where Borrower has its principal place of business, or where Lender's business offices which are most directly involved in the administration of this Agreement are located.
21.23.Jury Waiver and Arbitration. Borrower hereby voluntarily, knowingly, irrevocably and unconditionally waives any right to jury trial in connection with any dispute (whether based upon contract, tort, or otherwise) between Lender and Borrower arising out of or in any way related to this Agreement, any Related Document or any relationship between Lender and Borrower. Borrower and Lender acknowledge that this waiver of jury trial is an essential, bargained for covenant. If, for whatever reason, Lender and Borrower cannot effect a waiver of jury trial, then the parties agree to arbitrate such claim, dispute or lawsuit if Lender, in its discretion, shall elect to arbitrate (without thereby being deemed to have made an "election of remedies"), and the lawsuit may proceed as to only the enforcement of provisional remedies and those disputes or issues which Lender elects not to arbitrate. Any arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment on any award rendered by the Arbitrator may be entered in any Court having jurisdiction.

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601 MLA (Rev. 7/21)    MASTER LOAN AGREEMENT    Page 17

EACH BORROWER CERTIFIES THAT: (1) IT HAS AGREED TO BE SUBJECT TO THIS AGREEMENT AND EACH RELATED DOCUMENT AS ITS OWN FREE ACT AND DEED, WITHOUT DURESS OR COERCION; (2) IT HAS CONSULTED WITH AN ATTORNEY, OR HAD THE OPPORTUNITY TO DO SO; (3) IT HAS CAREFULLY READ THIS AGREEMENT AND EACH RELATED DOCUMENT, AND AGREES TO ALL THEIR TERMS AS WRITTEN; (4) IT HAS KNOWINGLY CONSENTED TO ALL WAIVERS; (5) NEITHER LENDER NOR ANYONE CONNECTED WITH LENDER HAS MADE ANY STATEMENT OR PROMISE THAT MAY CONTRADICT IN ANY WAY WHAT IS WRITTEN IN THIS AGREEMENT OR IN ANY RELATED DOCUMENT; AND (6) IT HAS RECEIVED THE INITIAL OPERATIVE SCHEDULE 1.

GPI TX-G, Inc.			GPI TX-GII, Inc.
Corporation	TX		Corporation	TX
/s/ Daniel J. McHenry			/s/ Daniel J. McHenry

Daniel J. McHenry	President		Daniel J. McHenry	President
11300 FM 1960 RD W			12812 GULF FWY
HOUSTON	TX	77065	HOUSTON	TX	77034
GPI TX-GIII, Inc.
Corporation	TX
/s/ Daniel J. McHenry

Daniel J. McHenry	President
200 HIGHWAY 77
ROBSTOWN	TX	78380

GM Financial
/s/ Jennifer Karr
Jennifer Karr	Assistant Vice President
220 East Las Colinas Boulevard, Suite 500	Irving	TX	75039

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